Exhibit 2.1

Execution Copy

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made as of the 31st day of January, 2011

AMONG:

ST. LAWRENCE SEAWAY CORPORATION, a Delaware corporation and having an office for business located at 200 Connecticut Avenue, Fifth Floor, Norwalk, Connecticut  06854

(“SLSC”)

AND:

ST. LAWRENCE MERGER SUB, INC., a Delaware corporation and a wholly owned subsidiary of SLSC

(the “Merger Sub”)

AND:

NYTIS EXPLORATION (USA), INC., a Delaware corporation having an office for business located at 1700 Broadway, Suite 2020, Denver, Colorado  80202.

(“Nytis (USA)”)

WHEREAS:

A.           Nytis (USA) is a Delaware corporation engaged in the business of oil and gas exploration and production;

B.           The stockholders of Nytis (USA) own an aggregate of Twenty-Eight Thousand Eight Hundred Twenty-One (28,821) Nytis (USA) Shares, representing one hundred percent (100%) of the presently issued and outstanding Nytis (USA) Shares;

C.           SLSC is a reporting company whose common stock is quoted on the Over-the-Counter Bulletin Board and which has been engaged in a search for potential merger candidates; and

D.           The respective Boards of Directors of SLSC, Nytis (USA) and the Merger Sub deem it advisable and in the best interests of each of SLSC, Nytis (USA) and the Merger Sub that the Merger Sub merge with and into Nytis (USA) (the “Merger”) pursuant to this Agreement and the Certificate of Merger, and the applicable provisions of the laws of the State of Delaware.

E.           The Merger is intended to be treated as a tax-free reorganization for federal income tax purposes in accordance with the Internal Revenue Code of 1986, as amended (the “Code”).

NOW THEREFORE, WITNESSETH THAT, in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Article 1
DEFINITIONS AND INTERPRETATION

1.1         Definitions.

In this Agreement the following terms will have the following meanings:

(a)          “Acquisition Shares” means the Forty-Seven Million Three (47,000,003) SLSC Common Shares, which shares are to be issued and delivered to the Nytis (USA) Stockholders at Closing pursuant to the terms of the Merger in the denominations set forth opposite each Nytis (USA) Stockholder’s name on Schedule A attached hereto.

(b)          “Agreement” means this Agreement and Plan of Merger among SLSC, the Merger Sub, and Nytis (USA).

(c)          “Closing” means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 9 hereof.

(d)          “Closing Date” means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived and which shall occur on a date mutually agreed by the parties which shall in all events be no later than February 14, 2011, unless such date is extended by written agreement of the parties.

(e)          “Code” means the Internal Revenue Code of 1986, as amended.

(f)           “Commission” means the Securities and Exchange Commission.

(g)          “DGCL” means the Delaware General Corporation Law.

(h)          “Effective Time” means the date of the filing of a Certificate of Merger in the form required by the State of Delaware and this Agreement, subject to the provisions of the DGCL.

(i)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)     Material Adverse Effect” means an event, change, occurrence or state of facts which, individually or together with any other event, change, occurrence, or state of facts (together, for purposes of this definition, “Adverse Events”) has a materially adverse effect on the results of operations, assets, business or condition (financial or otherwise) of Nytis (USA) or SLSC, as the case may be.  Provided, that “Material Adverse Effect” shall not be deemed to include (i) Adverse Events resulting from the impact of changes in general economic conditions which affect or are reasonably likely to affect Nytis (USA) or SLSC, as the case may be, to substantially the same degree as other companies operating in the parties’ respective industries; and (ii) with respect to Nytis (USA), Adverse Events that have a financial impact of less than $500,000.

(k)          “Merger” means the merger, at the Effective Time, of Nytis (USA) and the Merger Sub pursuant to this Agreement.

(l)           “Nytis (USA) Accounts Payable and Liabilities” means all accounts payable and liabilities of Nytis (USA) and the Nytis (USA) Subsidiaries , due and owing or otherwise constituting a binding obligation of Nytis (USA) or the Nytis (USA) Subsidiaries (other than a Nytis (USA) Material Contract) as of December 31, 2010.

(m)         “Nytis (USA) Accounts Receivable” means all accounts receivable and other amounts owing to Nytis (USA) and the Nytis (USA) Subsidiaries, as of December 31, 2010.

(n)          “Nytis (USA) Assets” means all the property and assets of the Nytis (USA) Business of every kind and description wherever situated including, without limitation, Nytis (USA) Reserves, Nytis (USA) Equipment, Nytis (USA) Inventory, Nytis (USA) Material Contracts, Nytis (USA) Accounts Receivable, Nytis (USA) Cash, Nytis (USA) Intangible Assets and Nytis (USA) Goodwill, and all credit cards, charge cards and banking cards issued to Nytis (USA).

(o)          “Nytis (USA) Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of Nytis (USA) and the Nytis (USA) Subsidiaries or relating to the Nytis (USA) Business.

(p)          “Nytis (USA) Business” means all aspects of the business conducted by Nytis (USA) and the Nytis (USA) Subsidiaries.

(q)          “Nytis (USA) Cash” means all cash on hand or on deposit to the credit of Nytis (USA) and the Nytis (USA) Subsidiaries on the Closing Date.

(r)           “Nytis (USA) Debt to Related Parties” means the debts owed by Nytis (USA) or the Nytis (USA) Subsidiaries to any of the Nytis (USA) Stockholders or to any family member thereof, or to any affiliate, director or officer of Nytis (USA), the Nytis (USA) Subsidiaries or the Nytis (USA) Stockholders.

(s)          “Nytis (USA) Equipment” means all machinery, equipment, furniture, and furnishings used in the Nytis (USA) Business;

(t)           “Nytis (USA) Financial Statements” means collectively, the audited financial statements of Nytis (USA) for the years ended December 31, 2007, 2008 and 2009, and the unaudited financial statements of Nytis (USA) for the nine months ended September 30, 2009 and 2010, all of which have been  prepared in accordance with United States generally accepted accounting principles, consistently applied.

(u)          “Nytis (USA) Goodwill” means the goodwill of the Nytis (USA) Business together with the exclusive right of SLSC to represent itself as carrying on the Nytis (USA) Business in succession of Nytis (USA) subject to the terms hereof, and the right to use any words indicating that the Nytis (USA) Business is so carried on including the right to use the name “Nytis (USA)” or any variation thereof as part of the name of or in connection with the Nytis (USA) Business or any part thereof carried on or to be carried on by Nytis (USA), the right to all corporate, operating and trade names associated with the Nytis (USA) Business, or any variations of such names as part of or in connection with the Nytis (USA) Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the Nytis (USA) Business, all necessary licenses and authorizations and any other rights used in connection with the Nytis (USA) Business.

(v)          “Nytis (USA) Insurance Policies” means the public liability insurance and insurance against loss or damage to Nytis (USA) Assets and the Nytis (USA) Business.

(w)         “Nytis (USA) Intangible Assets” means all of the intangible assets of Nytis (USA) and the Nytis (USA) Subsidiaries, including, without limitation, Nytis (USA) Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Nytis (USA) and the Nytis (USA) Subsidiaries.

(x)          “Nytis (USA) Inventory” means all inventory and supplies of the Nytis (USA) Business as of December 31, 2010 as subsequently increased or decreased in the ordinary course of business.

(y)          “Nytis (USA) Material Contracts” means the burden and benefit of and the right, title and interest of Nytis (USA) or the Nytis (USA) Subsidiaries in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Nytis (USA) or the Nytis (USA) Subsidiaries are entitled in connection with the Nytis (USA) Business under which Nytis (USA) or the Nytis (USA) Subsidiaries are obligated to pay or entitled to receive the sum of Seventy-Five Thousand Dollars ($75,000) or more annually including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month’s notice.

(z)          “Nytis (USA) Reserves” means the Nytis (USA) Subsidiaries’ Proved Reserves and Proved Undeveloped Reserves.

(aa)        “Nytis (USA) Shares” means all of the issued and outstanding shares of Nytis (USA)’s equity stock.

(bb)       “Nytis (USA) Stock Option” means any outstanding and unexercised option to acquire shares of Nytis (USA) common stock granted under the Nytis (USA) Stock Option Plan.

(cc)        “Nytis (USA) Warrants” means any outstanding and unexercised common stock purchase warrants to acquire shares of Nytis (USA) common stock.

(dd)       “Nytis (USA) Stock Option Plan” shall mean Nytis (USA)’s 2005 Stock Option Plan.

(ee)        “Nytis (USA) Stockholders” means those persons set forth on Schedule A attached hereto, which persons hold all of the issued and outstanding capital stock of Nytis (USA).

(ff)         “Nytis (USA) Subsidiaries” means (i) Nytis Exploration Company LLC, a Delaware limited liability company and (ii) Nytis Exploration of Pennsylvania LLC, a Pennsylvania limited liability company.

(gg)       “Place of Closing” means such place as SLSC and Nytis (USA) may mutually agree upon.

(hh)       “Proved Reserves” means quantities of natural gas and oil, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain.

(ii)          “Proved Undeveloped Reserves” means estimated proved reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recovery to occur.

(jj)          “SEC Reports” means all reports and proxy statements (or information statements) filed or required to be filed by SLSC with the Commission under the Exchange Act and the Securities Act from January 1, 2007, through the date hereof.

(kk)        “Securities Act” means the Securities Act of 1933, as amended.

(ll)          “SLSC Business” means all aspects of any business conducted by SLSC and its subsidiaries.

(mm)      “SLSC Common Shares” means the shares of common stock in the capital of SLSC.

(nn)        “SLSC Financial Statements” means, collectively, the audited consolidated financial statements of SLSC for the three fiscal years ended March 31, 2008, 2009 and 2010, and the unaudited financial statements of SLSC for the six months ended September 30, 2009 and 2010, all of which will be prepared in accordance with United States generally accepted accounting principles and the rules and regulations of the Securities and Exchange Commission.

(oo)        “Surviving Company” means Nytis (USA) following the merger with the Merger Sub.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

1.2         Interpretation.

In this Agreement (unless the context otherwise requires):

(a)            a reference to a part, section, schedule, exhibit and annex refers to them of, in and to this Agreement;

(b)            a reference to this Agreement includes all schedules, exhibits and annexes to this Agreement;

(c)            a reference to a court is to a court of competent jurisdiction;

(d)            the singular includes the plural and vice-versa;

(e)            a reference to any legislation or legislative provision includes any statutory modification or re-enactment of, or legislative provision substituted for, and any regulation promulgated or made under, that legislation or legislative provision;

(f)             headings do not affect the interpretation of this Agreement;

(g)            a reference to any party includes that party’s executors, administrators, substitutes, successors and permitted assigns;

(h)            a reference to $ or dollars is to the lawful currency of the United States of America;

(i)             a reference to an agreement, deed, instrument or other document includes the same as amended, novated, supplemented, varied or replaced from time to time; and

(j)             the expressions “including”, “includes” and “include” have the meaning as if followed by “without limitation.”

1.3         Good Faith.

(a)   Where this Agreement provides for something to be done or omitted to be done, the existence of a condition to be established based on the judgment, determination or opinion of a Party, or any Party having a discretion to accept or to agree with the other Party on any matter, the Party doing or omitting to do the thing, forming the judgment, determination or opinion or exercising the discretion shall:

(i)	act in good faith;

(ii)	act without discrimination;

(iii)	not act arbitrarily or capriciously; and

(iv)	not base its decision to do or not to do the thing, judgment, determination, opinion or the exercise of its discretion to accept or agree on trivial, irrelevant or immaterial factors.

(b)   This Section 1.3 shall not apply to:

(i)	doing or omitting to do anything or any judgment, determination, opinion or discretion which is expressed to be in the absolute discretion of the Party; or

(ii)	the exercise of any right or remedy by a Party consequent upon a breach of this agreement by the other Party.

Article 2
THE MERGER

2.1         The Merger.

At Closing, the Merger Sub shall be merged with and into Nytis (USA) pursuant to this Agreement and the separate corporate existence of the Merger Sub shall cease and Nytis (USA), as it exists from and after the Closing, shall be the Surviving Company.

2.2         Filing; Plan of Merger.

The Merger shall not become effective unless stockholders holding at least a majority of the Nytis (USA) Shares and entitled to vote approve this Agreement and the Plan of Merger.

Upon fulfillment or waiver of the conditions specified in Article 7 and provided that this Agreement has not been terminated pursuant to Article 8, Nytis (USA) and Merger Sub will cause the Certificate of Merger to be executed and filed with the Secretary of State of Delaware, as provided in Section 103 of the DGCL. The Certificate of Merger is incorporated herein by reference, and adoption of this Agreement by the Boards of Directors of SLSC, Nytis (USA) and the Merger Sub and approval hereof by the stockholders of Nytis (USA) shall constitute adoption and approval of the Plan of Merger.

2.3         Effect of the Merger.

The Merger shall have the effect provided therefor by the DGCL.  Without limiting the generality of the foregoing, and subject thereto, at Closing (i) all the rights, privileges, immunities, powers and franchises, of a public, as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to Nytis (USA) or the Merger Sub, as a group, subject to the terms hereof, shall be taken and deemed to be transferred to, and vested in, the Surviving Company without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Company, as they were of Nytis (USA) and the Merger Sub, as a group, and (ii) all debts, liabilities, duties and obligations of Nytis (USA) and the Merger Sub, as a group, subject to the terms hereof, shall become the debts, liabilities and duties of the Surviving Company and the Surviving Company shall thenceforth be responsible and liable for all debts, liabilities, duties and obligations of Nytis (USA) and the Merger Sub, as a group, and neither the rights of creditors nor any liens upon the property of Nytis (USA) or the Merger Sub, as a group, shall be impaired by the Merger, and may be enforced against the Surviving Company.

2.4         Articles of Incorporation; Bylaws; Directors and Officers.

The Certificate of Incorporation of the Surviving Company from and after the Closing shall be the Certificate of Incorporation of Nytis (USA) as in effect immediately prior to the Closing until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the DGCL.  The Bylaws of the Surviving Company from and after the Closing shall be the Bylaws of Nytis (USA) as in effect immediately prior to the Closing, continuing until thereafter amended in accordance with their terms, the Certificate of Incorporation of the Surviving Company and as provided by the DGCL.  The members of the Board of Directors of Nytis (USA) at the Effective Time shall be the members of the Board of Directors of the Surviving Company.

2.5         Merger Consideration; Exchange Ratio.

As used herein, the term “Merger Consideration” shall mean, with respect to each Nytis (USA) Stockholder, the number of Acquisition Shares to be exchanged for the Nytis (USA) Shares held by such Nytis (USA) Stockholder.  The number of Acquisition Shares (rounded up to the nearest whole number) to be issued for each issued and outstanding Nytis (USA) Share shall be 1,630.7553 for 1 (the “Exchange Ratio”).  All such Acquisition Shares shall be issued as “restricted securities” as that term is defined in the Commission’s Rule 144.

2.6         Conversion of Shares; Payment of Merger Consideration.

(a)   At the Effective Time, by virtue of the Merger and without any action on the part of Nytis (USA) or the holders of record of Nytis (USA) Shares, SLSC, the holders of record of SLSC Common Shares, or Merger Sub, each Nytis (USA) Share issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent the right to receive, upon surrender of the certificate representing such Nytis (USA) Share (as provided in subsection (d) below), the Merger Consideration.

(b)   Each SLSC Common Share issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding.

(c)   Until surrendered, each outstanding certificate which prior to the Effective Time represented one or more Nytis (USA) Shares shall be deemed upon the Effective Time for all purposes to represent only the right to receive the Merger Consideration and any declared and unpaid dividends with respect to Nytis (USA) Shares.  No interest will be paid or accrued on the Merger Consideration upon the surrender of the certificate or certificates representing Nytis (USA) Shares.  With respect to any certificate for Nytis (USA) Shares that has been lost, stolen or destroyed, SLSC shall pay the Merger Consideration attributable to such certificate upon receipt of a surety bond in a reasonable amount or other adequate indemnity as required in accordance with the determination of SLSC’s board of directors, and evidence reasonably satisfactory to SLSC of ownership of the shares represented thereby.  After the Effective Time, Nytis (USA)’s transfer books shall be closed and no transfer of the Nytis (USA) Shares outstanding immediately prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation.

(d)   Promptly after the Effective Time, SLSC shall cause to be delivered or mailed to each Nytis (USA) Stockholder a form of letter of transmittal and instructions for use in effecting the surrender of the certificates which, immediately prior to the Effective Time, represented any Nytis (USA) Shares.  Upon proper surrender of such certificates or other evidence of ownership meeting the requirements of Section 2.6(c), together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably requested, SLSC shall promptly cause the transfer to the persons entitled thereto of the Merger Consideration.

(e)   To the extent permitted by law, former shareholders of record of Nytis (USA) shall be entitled to vote after the Effective Time at any meeting of SLSC stockholders the number of whole SLSC Common Shares into which their respective shares of Nytis (USA) Shares are converted, regardless of whether such holders have exchanged their certificates representing Nytis (USA) Shares for certificates representing SLSC Common Shares in accordance with the provisions of this Agreement.  Whenever a dividend or other distribution is declared by SLSC on the SLSC Common Shares, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all SLSC Common Shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of SLSC Common Shares as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing Nytis (USA) Shares until such holder surrenders such certificate for exchange as provided in this Section 2.6.  Upon surrender of such certificate, both the SLSC Common Share certificate and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to the Nytis (USA) Shares represented by such certificate.

(f)   Capital Stock of the Merger Sub.  Each issued and outstanding share of the Merger Sub’s capital stock shall continue to be issued and outstanding and shall be converted into one share of validly issued, fully paid, and non-assessable common stock of the Surviving Company.  Each stock certificate of the Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Company.

2.7         Conversion of Stock Options and Warrants.

(a)   At the Effective Time, each Nytis (USA) Stock Option then outstanding (and which by its terms does not lapse on or before the Effective Time), whether or not then exercisable, shall be converted into and become rights with respect to SLSC Common Shares, and SLSC shall assume each Nytis (USA) Stock Option in accordance with the terms of the Nytis (USA) Stock Option Plan, except that from and after the Effective Time (i) SLSC or SLSC’s Compensation Committee, as appropriate, shall be substituted for Nytis (USA) and the Plan Administrator under the Nytis (USA) Stock Option Plan with respect to administering the Nytis (USA) Stock Option Plan, (ii) each Nytis (USA) Stock Option assumed by SLSC may be exercised solely for SLSC Common Shares, (iii) the number of SLSC Common Shares subject to each such Nytis (USA) Stock Option shall be the number of whole shares of SLSC (omitting any fractional share) determined by multiplying the number of shares of Nytis (USA) common stock subject to such Nytis (USA) Stock Option immediately prior to the Effective Time by the Exchange Ratio, and (iv) the per share exercise price under each such Nytis (USA) Stock Option shall be adjusted by dividing the per share exercise price under each such Nytis (USA) Stock Option by the Exchange Ratio and rounding up to the nearest cent.

(b)   Each grant of a converted or substitute option to any individual who subsequent to the Merger will be a director or officer of SLSC as construed under Commission Rule 16b-3 shall, as a condition to such conversion or substitution, be approved in accordance with the provisions of Rule 16b-3.  Each Nytis (USA) Stock Option shall be adjusted as provided by Section 424 of the Code applicable to incentive stock options, and the Regulations promulgated thereunder, so as not to constitute a modification, extension, or renewal of the option within the meaning of Section 424(h) or Section 409A of the Code.  SLSC and Nytis (USA) agree to take all necessary steps to effectuate the foregoing provisions of this Section 2.7.  Following the Effective Time, SLSC shall promptly take all actions necessary to reserve an adequate number of SLSC Common Shares for delivery upon exercise of any converted or substitute options.

(c)   Eligibility to receive stock option grants following the Effective Time with respect to SLSC Common Stock shall be determined by SLSC in accordance with its plans and procedures as in effect from time to time, and subject to any pre-existing contractual obligations.

(d)   At the Effective Time, each Nytis (USA) Warrant then outstanding (and which by its terms does not lapse on or before the Effective Time), whether or not then exercisable, shall be converted into and become rights with respect to SLSC Common Shares, and SLSC shall assume each Nytis (USA) Warrant in accordance with the terms thereof, except that from and after the Effective Time (i) each Nytis (USA) Warrant assumed by SLSC may be exercised solely for SLSC Common Shares, (ii) the number of SLSC Common Shares subject to each such Nytis (USA) Warrant shall be the number of whole shares of SLSC (omitting any fractional share) determined by multiplying the number of shares of Nytis (USA) common stock subject to such Nytis (USA) Warrant immediately prior to the Effective Time by the Exchange Ratio, and (iv) the per share exercise price under each such Nytis (USA) Warrant shall be adjusted by dividing the per share exercise price under each such Nytis (USA) Warrant by the Exchange Ratio and rounding up to the nearest cent.

2.8         Nytis (USA) Restricted Stock.

Schedule 2.8 sets forth the list of Nytis (USA) stockholders that have been awarded shares of Nytis (USA) common stock pursuant to the Nytis (USA) 2005 Restricted Stock Plan, as amended (the “Nytis (USA) Restricted Stock Plan”) and the number of such shares that have been awarded (the “Restricted Shares”).  The Nytis (USA) Restricted Stock Plan subjects the Restricted Shares to forfeiture and transfer restrictions.  At Closing the Restricted Shares shall be converted into and shall represent the right to receive, upon surrender of the certificate representing such Restricted Shares, the Merger Consideration.  The Acquisition Shares exchanged for the Restricted Shares shall continue to be subject to the same forfeiture and transfer restrictions and, in connection with the Closing, each holder of Restricted Shares shall execute and deliver to SLSC an agreement substantially in the form attached hereto as Schedule B (each, a “Restricted Stock Agreement”) confirming that such Acquisition Shares continue to be subject to forfeiture and transfer restrictions.  The intended results are that the Acquisition Shares received in exchange for the Restricted Shares shall be received in substitution for the Restricted Shares and shall continue to constitute restricted property pursuant to Section 83 of the Code.

2.9         Anti-Dilution.

In the event SLSC changes the number of SLSC Common Shares issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or other similar recapitalization, and the record date thereof (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

Article 3
REPRESENTATIONS AND WARRANTIES OF SLSC AND MERGER SUB

SLSC and the Merger Sub jointly and severally represent and warrant in all material respects to Nytis (USA) and the Nytis (USA) Stockholders, with the intent that Nytis (USA) and the Nytis (USA) Stockholders will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

3.1         Corporate Organization, Authority and Status of SLSC.

(a)   SLSC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as currently conducted.  SLSC is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.  SLSC has made available to Nytis (USA) true and correct copies of the certificate of incorporation, bylaws, minute books, stock ledgers, and other corporate documents of SLSC.

(b)   Reporting Status; Quotation.  The SLSC Common Stock shares are registered under Section 12(g) of the Exchange Act.  The SLSC Common Shares are quoted on the OTC Bulletin Board under the symbol “STLS.OB”.  SLSC has at least one market maker.  As of the Closing, SLSC Common Shares will be quoted on the OTC Bulletin Board with at least one market maker.

(c)   SEC Reports.  SLSC has timely filed all required SEC Reports with the Commission under the Exchange Act since January 1, 2007.  The SEC Reports, at the time filed, complied as to form in all material respects with the requirements of the Exchange Act and the Commission’s rules and regulations.  None of the SEC Reports, including, without limitation, any financial statements or schedules included therein, contains any untrue statements of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

3.2         Corporate Organization and Authority of the Merger Sub.

(a)   Organization and Authority.  The Merger Sub is a corporation duly incorporated and validly existing under the laws of the State of Delaware, and is in good standing with the office of the Secretary of State for the State of Delaware.

(b)   Carrying on Business. Other than corporate formation and organization, the Merger Sub has not carried on business activities to date.

(c)   Corporate Capacity.  The Merger Sub has the corporate power, capacity and authority to enter into and complete the transactions contemplated by this Agreement.

3.3         Capitalization of SLSC.

(a)   Authorized and Outstanding Capital. The authorized capital of SLSC consists of 48,500,000 SLSC Common Shares, par value $0.01 per share, 510,000 shares of Class A Common Stock, and 1,000,000 shares of preferred stock, par value $.01 per share.  The issued and outstanding share capital of SLSC will on Closing consist of (i) 518,736 SLSC Common Shares, which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares, and (ii) stock purchase warrants exercisable for 250,000 SLSC Common Shares.

(b)   No Option.  Except as provided in Section 3.3(a) above or as set forth in Schedule 3.3(b), no person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition from SLSC of SLSC Common Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of SLSC.

3.4         Capitalization of Merger Sub.

(a)   Authorized Capital.  The authorized capital of the Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, of which 100 shares of common stock are presently issued and outstanding and which are owned by SLSC.

(b)   No Option. No person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of any common shares in Merger Sub or for the purchase, subscription or issuance of any of the unissued shares in the capital of Merger Sub.

3.5         Records and Financial Statements.

(a)   Charter Documents. The charter documents of SLSC and the Merger Sub have not been altered since the incorporation of each, respectively, except as filed in the record books of SLSC or the Merger Sub and the Delaware Secretary of State’s office.

(b)   Corporate Minute Books. The corporate minute books of SLSC and its subsidiaries are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by SLSC and its subsidiaries which required director or stockholder approval are reflected on the corporate minute books of SLSC and its subsidiaries.  SLSC and its subsidiaries are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or bylaws.

(c)   SLSC Financial Statements. The SLSC Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of SLSC, on a consolidated basis, as of the respective dates thereof, and the results of operations and changes in financial position of SLSC during the periods covered thereby, in all material respects and have been prepared in accordance with (i) generally accepted accounting principles consistently applied throughout the periods indicated and (ii) the Commission’s rules and regulations.

(d)   SLSC Accounts Payable and Liabilities.  There are no material liabilities, contingent or otherwise, of SLSC or its subsidiaries which are not reflected in the SLSC Financial Statements except those incurred in the ordinary course of business since the date of the most recent SLSC Financial Statements, and neither SLSC nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation.

(e)   SLSC Accounts Receivable.  All the accounts receivable of SLSC result from bona fide business transactions and services actually rendered without, to the knowledge and belief of SLSC, any claim by the obligor for set-off or counterclaim.

(f)   No Debt to Related Parties.  Except as set forth on Schedule 3.5(f), neither SLSC nor its subsidiaries are, and on Closing will not be, indebted to any affiliate, director or officer of SLSC.

(g)   No Related Party Debt to SLSC.  No director or officer or affiliate of SLSC is now indebted to or under any financial obligation to SLSC or its subsidiaries on any account whatsoever, except for advances on account of travel and other expenses not exceeding One Thousand Dollars ($1,000) in total.

(h)   No Dividends.  No dividends or other distributions on any shares in the capital of SLSC have been made, declared or authorized since the date of the most recent SLSC Financial Statements.

(i)   No Payments.  Except as set forth on Schedule 3.5(i), no payments of any kind have been made or authorized since the date of the most recent SLSC Financial Statements to or on behalf of officers, directors, stockholders or employees of SLSC or its subsidiaries or under any management agreements with SLSC or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them.

(j)   No Pension Plans.  There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting SLSC or its subsidiaries.

(k)   No Adverse Events.  Except as set forth in the SEC Reports, since December 31, 2006,

(i)
there has not been any material adverse change in the properties, results of operations, financial position or condition (financial or otherwise) of SLSC, its subsidiaries, its assets or liabilities or any damage, loss or other change in circumstances materially affecting SLSC, the SLSC Business or SLSC’s right to carry on the SLSC Business, other than non-material changes in the ordinary course of business,

(ii)	there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting SLSC, its subsidiaries, or the SLSC Business,

(iii)
there has not been any material increase in the compensation payable or to become payable by SLSC to any of SLSC’s officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the SLSC Business has been and continues to be carried on in the ordinary course,

(v)	SLSC has not waived or surrendered any right of material value,

(vi)	neither SLSC nor its subsidiaries have discharged, satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $1,000 individually or $3,000 in total have been authorized or made by SLSC.

3.6         Income Tax Matters.

(a)   SLSC and its subsidiaries have duly and timely filed all federal, state, local and foreign tax returns and other tax reports required by any legal requirement to be filed on or before the Effective Time, and has timely paid all taxes that have become due and payable, whether or not shown to be due on any such tax returns or reports.  All items of income, gain, loss, deduction and credit or other items (“Tax Items”) required to be included in each such tax return or report have been so included, and all such Tax Items and any other information provided in each such tax return or report is true, correct and complete, and in compliance with applicable legal requirements.

(b)   SLSC has not received any notice of, nor do the officers or directors of SLSC have any knowledge of, any deficiency or assessment of proposed deficiency or assessment with respect to taxes from any governmental authority.

(c)   There are no tax audits pending with respect to SLSC or any of its subsidiaries, and there are no outstanding agreements or waivers by or with respect to any SLSC or any of its subsidiaries that extend the statutory period of limitations applicable to any federal, state, local or foreign tax returns for any period.

(d)   Neither SLSC or any of its subsidiaries is a party to any tax sharing agreements or arrangements or similar agreements or arrangements.

(e)   Schedule 3.6 lists all federal, state, local and foreign tax returns filed with respect to SLSC and each of its subsidiaries for taxable periods ended on or after March 31, 2007, and indicates those Tax Returns for which SLSC or any of its subsidiaries has received notices of noncompliance or examination of compliance.  SLSC has provided Nytis (USA) correct and complete copies of all federal income tax returns, examination reports and statements of deficiencies assessed against, or agreed to by SLSC or any of its subsidiaries since March 31, 2007.

(f)   Neither SLSC or any of its subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Code §280G (or any corresponding provision of state, local or foreign Tax law).  Neither SLSC or any of its subsidiaries has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which is SLSC) and it has no liability for taxes of any person (other than SLSC or its subsidiaries) under Treasury Regulation §1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

(g)   Neither SLSC or any of its subsidiaries has distributed stock of another Person, and has not had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code §355 or Code §361.

3.7         Applicable Laws and Legal Matters.

(a)   Licenses.  SLSC and its subsidiaries hold all licenses and permits required for carrying on the SLSC Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the SLSC Business.

(b)   Applicable Laws.  Neither SLSC nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the SLSC Business, and to SLSC’s knowledge, neither SLSC nor its subsidiaries are in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the SLSC Business.

(c)   Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to SLSC, its subsidiaries, or the SLSC Business nor does SLSC have any knowledge of any act or omission of SLSC or its subsidiaries that would form any material basis for any such action or proceeding.

(d)   No Bankruptcy. Neither SLSC nor its subsidiaries have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against SLSC or its subsidiaries and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of SLSC or its subsidiaries.

(e)   Labor Matters. Neither SLSC nor its subsidiaries are party to any collective agreement relating to the SLSC Business with any labor union or other association of employees and no part of the SLSC Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of SLSC, has made any attempt in that regard.

(f)   Finder’s Fees.  Neither SLSC nor its subsidiaries are party to any agreement which provides for the payment of finder’s fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and performance of the transactions contemplated herein.

3.8         Execution and Performance of Agreement.

(a)   Authorization and Enforceability.  SLSC and Merger Sub each have all requisite corporate power and authority to execute, deliver and perform this Agreement.  The execution, delivery, and performance of this Agreement by SLSC and Merger Sub have been duly and validly authorized by all necessary action on the part of SLSC and Merger Sub, respectively.  This Agreement has been duly and validly executed and delivered by SLSC and Merger Sub, and is the valid and binding obligation of SLSC and Merger Sub, enforceable against each of SLSC and Merger Sub in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors’ rights generally.

(b)   No Violation or Breach.  The execution and performance of this Agreement will not:

(i)
violate the charter documents of SLSC or the Merger Sub or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which SLSC or its subsidiaries are party;

(ii)	give any person any right to terminate or cancel any agreement or any right or rights enjoyed by SLSC or its subsidiaries;

(iii)	result in any alteration of SLSC’s or its subsidiaries’ obligations under any agreement to which SLSC or its subsidiaries are party;

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of SLSC;

(v)	result in the imposition of any tax liability to SLSC or its subsidiaries relating to the assets of SLSC; or

(vi)	violate any court order or decree to which either SLSC or its subsidiaries is subject.

3.9          The SLSC Business.

(a)   Maintenance of SLSC Business.  Since the date of the most recent SLSC Financial Statements, SLSC and its subsidiaries have not entered into any material agreement or commitment except as disclosed herein or in the SLSC SEC Reports.

(b)   Subsidiaries.  Except for the Merger Sub, SLSC does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

3.10       Acquisition Shares.

(a)   The Acquisition Shares when delivered to the holders of Nytis (USA) Shares pursuant to the Merger shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of SLSC, in all cases subject to the provisions and restrictions of all applicable securities laws.

(b)   Securities Law Compliance.  Except as set forth in the SEC Reports, SLSC has not issued any shares of its common stock (or securities convertible into or exercisable for shares of common stock).  Neither SLSC nor any person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of SLSC under circumstances which would require the integration of such offering with the offering of the Acquisition Shares issued to the Nytis (USA) Stockholders), which would cause the issuance of the Acquisition Shares to the Nytis (USA) Stockholders in accordance with this Agreement to violate the registration requirements of Section 5 of the Securities Act.

3.11        Survival of SLSC Representations and Warranties.

The representations and warranties of SLSC and Merger Sub in this Agreement and in any other transaction document will survive the Closing until the earlier of the third anniversary of the Effective Time and the applicable statute of limitations, except that:

(i)	all such representations and warranties in Section 3.6 will survive until 60 days after the expiration of the applicable statute of limitations; and

(ii)
any claim by Nytis (USA) for Losses (as defined below) arising out of or resulting from any fraud or intentional misrepresentation on the part of SLSC or Merger Sub in connection with the transactions contemplated by this Agreement will survive until 60 days after the expiration of the applicable statute of limitations.

The periods of survival of the (x) representations and warranties of SLSC and (y) the claims described above are collectively referred to herein as the “Survival Period”.  The liabilities of SLSC and Merger Sub under their respective representations and warranties will expire as of the expiration of the applicable Survival Period; provided, however, that such expiration will not include, extend or apply to any representation or warranty, the breach of which has been asserted by Nytis (USA) in a written notice to SLSC before such expiration.  The covenants and agreements of SLSC in this Agreement and the other transaction documents will survive the Closing and will continue in full force and effect without limitation.

3.12       Indemnity.

SLSC shall defend, indemnify and save harmless Nytis (USA) and the Nytis (USA) Stockholders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (collectively, “Losses”) (subject to the right of SLSC to defend any such claim), resulting from the breach of any representation or warranty made by it or by Merger Sub under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by SLSC and/or the Merger Sub to Nytis (USA) or the Nytis (USA) Stockholders hereunder provided that each individual claim or series of related claims exceeds Twenty-Five Thousand Dollars ($25,000).

Article 4
COVENANTS OF SLSC

4.1         Covenants.

SLSC covenants and agrees with Nytis (USA) that SLSC will:

(a)   Conduct of Business. Until the Closing, conduct its business diligently and in the ordinary course consistent with the manner in which it generally has been operated up to the date of execution of this Agreement;

(b)   Access. Until the Closing, give Nytis (USA), the Nytis (USA) Stockholders and their representatives full access to all of the properties, books, contracts, commitments and records of SLSC, and furnish to Nytis (USA), the Nytis (USA) Stockholders and their representatives all such information as they may reasonably request;

(c)   Procure Consents. Until the Closing, take all commercially reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and the filing of any SEC Reports required as a result of the Merger; and

(d)   SEC Filings.  File with the Commission in a timely manner, all SEC Reports.

4.2         Authorization.

SLSC hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting SLSC and its subsidiaries to release any and all information in their possession respecting SLSC and its subsidiaries to Nytis (USA).  SLSC shall promptly execute and deliver to Nytis (USA) any and all consents to the release of information and specific authorizations which Nytis (USA) reasonably requires to gain access to any and all such information.

4.3         Amendment of Bylaws.

SLSC shall take any and all corporate actions necessary to amend its Amended and Restated Bylaws pursuant to Article XIII of SLSC’s Amended and Restated Bylaws to accomplish the following: (a) change the end of its fiscal year from March 31 to December 31 and (b) increase the maximum number of directors to 11.

4.4         Survival.

The covenants set forth in this Article shall survive the Closing for the benefit of the Nytis (USA) and the Nytis (USA) Stockholders.

Article 5
REPRESENTATIONS AND WARRANTIES OF NYTIS (USA)

Nytis (USA) represents and warrants in all material respects to SLSC, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

5.1         Corporate Organization and Authority.

Nytis (USA) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as currently conducted.  Nytis (USA) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.  Nytis (USA) has made available to SLSC true and correct copies of the certificate of incorporation, bylaws, minute books, stock ledgers, and other corporate documents of Nytis (USA).

5.2         Capitalization.

(a)   Authorized Capital.  The authorized capital of Nytis (USA) consists of (i) 100,000 shares of common stock, $0.01 par value per share and (ii) 1,000 shares of preferred stock.

(b)   Ownership of Nytis (USA) Shares.  The issued and outstanding share capital of Nytis (USA) will on Closing consist of (i) 28,821 common shares (being the Nytis (USA) Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares, (ii) stock options exercisable for 210 shares of Nytis (USA) common stock (the “Nytis (USA) Options”) and (iii) stock purchase warrants exercisable for 1,500 shares of Nytis (USA) common stock (the “Nytis (USA) Warrants”).  Nytis (USA) Stockholders will be at Closing the registered and beneficial owners of the Nytis (USA) Shares.  The Nytis (USA) Shares owned by the Nytis (USA) Stockholders will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever not created by or through SLSC and/or the Merger Sub.

(c)   No Option. Other than pursuant to the Nytis (USA) Options and the Nytis (USA) Warrants, no person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement or option for the acquisition of Nytis (USA) Shares held by the Nytis (USA) Stockholders or for the purchase, subscription or issuance of any of the unissued shares in the capital of Nytis (USA).

(d)   No Restrictions.  Except as described in Section 2.8 and set forth on Schedule 2.8, there are no restrictions on the transfer, sale or other disposition of Nytis (USA) Shares contained in the charter documents of Nytis (USA) or under any agreement.

5.3         Subsidiaries.

Schedule 5.3 sets forth the names of all entities in which Nytis (USA) has an ownership interest, the nature of that ownership interest, and the percentage of that ownership interest relative to all owners of such entity (collectively, the “Nytis (USA) Subsidiaries”).  Each of the Nytis (USA) Subsidiaries is a limited liability company duly organized, validly existing, and in good standing under the laws of the state of its formation, and is duly qualified to do business as a foreign organization in all jurisdictions in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.  Other than as set forth on Schedule 5.3, no other Person has any right to or interest in the outstanding ownership interests in any of the Nytis (USA) Subsidiaries, or has any right, contingent or otherwise, to purchase, acquire or own, directly or indirectly, any equity interest in any of the Nytis (USA) Subsidiaries.

5.4         Records and Financial Statements.

(a)   Charter Documents.  The charter documents of Nytis (USA) have not been altered, amended, revised or restated since its incorporation date, except as filed in the record books of Nytis (USA) and the office of the Secretary of State of Delaware.

(b)   Corporate Minute Books.  The corporate minute books of Nytis (USA) are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting.  All actions by Nytis (USA) which required director or stockholder approval are reflected on the corporate minute books of Nytis (USA). Nytis (USA) is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation (or other charter documents) or bylaws.

(c)   Nytis (USA) Financial Statements.  The Nytis (USA) Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Nytis (USA) as of the respective dates thereof, and the results of operations and changes in financial position of Nytis (USA) during the periods covered thereby, and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes and normal year-end audit adjustments or may be condensed or summary statements).

(d)   Nytis (USA) Accounts Payable and Liabilities.  Except as set forth on Schedule 5.4(d), there are no material liabilities, contingent or otherwise, of Nytis (USA) which are not reflected in the Nytis (USA) Financial Statements except those incurred in the ordinary course of business since the date of the most recent Nytis (USA) Financial Statements, and Nytis (USA) has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation.

(e)   Nytis (USA) Accounts Receivable.  All Nytis (USA) Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of Nytis (USA), any claim by the obligor for set-off or counterclaim.

(f)   No Debt to Related Parties.  Except as set forth on Schedule 5.4(f), Nytis (USA) is not, and on Closing will not be, materially indebted to the Nytis (USA) Stockholders nor to any family member thereof, nor to any affiliate, director or officer of Nytis (USA) or the Nytis (USA) Stockholders except accounts payable on account of bona fide business transactions of Nytis (USA) incurred in the normal course of Nytis (USA) Business.

(g)   No Related Party Debt to Nytis (USA).  Except as set forth on Schedule 5.4(g), neither the Nytis (USA) Stockholders nor any director, officer or affiliate of Nytis (USA) are now indebted to or under any financial obligation to Nytis (USA) on any account whatsoever, except for advances on account of travel and other expenses not exceeding Five Thousand Dollars ($5,000) in total.

(h)   No Dividends.  No dividends or other distributions on any shares in the capital of Nytis (USA) have been made, declared or authorized since the date of the most recent Nytis (USA) Financial Statements.

(i)   No Payments.  Except as set forth on Schedule 5.4(i), no payments of any kind have been made or authorized since the date of the most recent Nytis (USA) Financial Statements to or on behalf of the Nytis (USA) Stockholders or to or on behalf of officers, directors, stockholders or employees of Nytis (USA) of the Nytis (USA) Subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them.

(j)   Pension Plans.  Schedule 5.4(j) sets forth all pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Nytis (USA) and the Nytis (USA) Subsidiaries.

(k)   No Adverse Events.  Since the date of the most recent Nytis (USA) Financial Statements:

(i)
there has not been any change having a Material Adverse Effect in the properties, results of operations, financial position or condition of Nytis (USA), its liabilities or the Nytis (USA) Assets or any damage, loss or other change in circumstances having such a Material Adverse Effect upon Nytis (USA), the Nytis (USA) Business or the Nytis (USA) Assets or Nytis (USA)’s right to carry on the Nytis (USA) Business, other than changes in the ordinary course of business;

(ii)
there has not been any damage, destruction, loss or other event (whether or not covered by insurance) having a Material Adverse Effect upon Nytis (USA), the Nytis (USA) Business or the Nytis (USA) Assets;

(iii)
there has not been any material increase in the compensation payable or to become payable by Nytis (USA) to the Nytis (USA) Stockholders or to any of Nytis (USA)’s officers, employees or agents or any bonus, payment or arrangement made to or with any of them except in the ordinary course, or as required by written agreement, or as otherwise disclosed to SLSC;

(iv)	the Nytis (USA) Business has been and continues to be carried on in the ordinary course;

(v)	Nytis (USA) has not waived or surrendered any right, which waiver or surrender is likely to have a Material Adverse Effect upon Nytis (USA); and

(vi)	Nytis (USA) has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business.

5.5         Income Tax Matters.

(a)   Except as set forth on Schedule 5.5(a), Nytis (USA) and the Nytis (USA) Subsidiaries have duly and timely filed all federal, state, local and foreign tax returns and other tax reports required by any legal requirement to be filed on or before the Effective Time, and have timely paid all taxes that have become due and payable, whether or not shown to be due on any such tax returns or reports.  All items of income, gain, loss, deduction and credit or other items (“Tax Items”) required to be included in each such tax return or report have been so included, and all such Tax Items and any other information provided in each such tax return or report is true, correct and complete, and in compliance with applicable legal requirements.

(b)   Except as set forth on Schedule 5.5(b), Nytis (USA) has not received any notice of, nor do the officers or directors of Nytis (USA) have any knowledge of, any deficiency or assessment of proposed deficiency or assessment with respect to taxes from any governmental authority.

(c)   There are no tax audits pending with respect to Nytis (USA) or Nytis (USA) Subsidiaries, and there are no outstanding agreements or waivers by or with respect to Nytis (USA) or Nytis (USA) Subsidiaries that extend the statutory period of limitations applicable to any federal, state, local or foreign tax returns for any period.

(d)   Neither Nytis (USA) or the Nytis (USA) Subsidiaries is a party to any tax sharing agreements or arrangements or similar agreements or arrangements.

(e)   Schedule 5.5(e) lists all federal, state, local and foreign tax returns filed with respect to Nytis (USA) and each of the Nytis (USA) Subsidiaries for taxable periods ended on or after December 31, 2007, and indicates those tax returns for which Nytis (USA) or the Nytis (USA) Subsidiaries has received notices of noncompliance or examination of compliance.  Nytis (USA) has provided SLSC correct and complete copies of all federal income tax returns, examination reports and statements of deficiencies assessed against, or agreed to by Nytis (USA) or any of the Nytis (USA) Subsidiaries since December 31, 2007.

(f)   Except as set forth on Schedule 5.5(f), neither Nytis (USA) or the Nytis (USA) Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Code §280G (or any corresponding provision of state, local or foreign Tax law).  Except as set forth on Schedule 5.5(f), neither Nytis (USA) or the Nytis (USA) Subsidiaries has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which is Nytis (USA)) and it has no liability for taxes of any person (other than Nytis (USA) or the Nytis (USA) Subsidiaries) under Treasury Regulation §1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

(g)   Neither Nytis (USA) or the Nytis (USA) Subsidiaries has distributed stock of another Person, and has not had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code §355 or Code §361.

5.6         Applicable Laws and Legal Matters.

(a)   Licenses.  Either Nytis (USA) or the Nytis (USA) Subsidiaries hold all licenses and permits required for carrying on the Nytis (USA) Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a Material Adverse Effect on the Nytis (USA) Business.

(b)   Applicable Laws.  Neither Nytis (USA) nor the Nytis (USA) Subsidiaries has been charged with or received notice of breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees to which it is subject or which applies to it the violation of which would have a Material Adverse Effect on the Nytis (USA) Business, and, to Nytis (USA)’s knowledge and belief, neither Nytis (USA) nor the Nytis (USA) Subsidiaries is in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a Material Adverse Effect upon the Nytis (USA) Business.

(c)   Pending or Threatened Litigation. Except as set forth on Schedule 5.6(c), to Nytis (USA)’s knowledge and belief, there is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Nytis (USA), the Nytis (USA) Business, or any of the Nytis (USA) Assets, nor does Nytis (USA) have any knowledge of any deliberate act or omission of Nytis (USA) or the Nytis (USA) Subsidiaries that would form any material basis for any such action or proceeding.

(d)   No Bankruptcy.  Nytis (USA) has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and, to the knowledge and belief of Nytis (USA), no bankruptcy petition has been filed or presented against Nytis (USA) and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Nytis (USA).

(e)   Labor Matters.  Neither Nytis (USA) nor the Nytis (USA) Subsidiaries is a party to any collective agreement relating to the Nytis (USA) Business with any labor union or other association of employees and no part of the Nytis (USA) Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Nytis (USA), has made any attempt in that regard and Nytis (USA) has no reason to believe that any current employees will leave Nytis (USA)’s employ as a result of this Merger.

(f)   Finder’s Fees.  Except as set forth on Schedule 5.6(f), Nytis (USA) is not a party to any agreement which provides for the payment of finder’s fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein.

5.7         Execution and Performance of Agreement.

(a)   Authorization and Enforceability.  The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Nytis (USA) and the Nytis (USA) Stockholders.

(b)   No Violation or Breach.  The execution and performance of this Agreement will not:

(i)	violate the charter documents of Nytis (USA) or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Nytis (USA) is a party;

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, Nytis (USA) Material Contracts, or any right or rights enjoyed by Nytis (USA);

(iii)	result in any material alteration of Nytis (USA)’s obligations under any agreement to which Nytis (USA) is a party including, without limitation, the Nytis (USA) Material Contracts;

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Nytis (USA) Assets;

(v)	result in the imposition of any tax liability to Nytis (USA) relating to Nytis (USA) Assets or the Nytis (USA) Shares; or

(vi)	violate or create any additional duty, obligation or liability under any court order or decree to which Nytis (USA) is subject.

5.8         Nytis (USA) Assets - Ownership and Condition.

(a)   Business Assets.  The Nytis (USA) Assets comprise all of the property and assets of the Nytis (USA) Business, and except as set forth on Schedule 5.8(a), neither the Nytis (USA) Stockholders nor any other person, firm or corporation owns any assets used by Nytis (USA) in operating the Nytis (USA) Business, whether under a lease, rental agreement or other arrangement.

(b)   Title.  Nytis (USA) is the legal and beneficial owner of the Nytis (USA) Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims  (together, “Burdens”) whatsoever, except for (i) such Burdens as would not have a Material Adverse Effect, (ii) those Burdens set forth on Schedule 5.8(b), and (iii)  defects of title to oil and gas assets that will not have a Material Adverse Effect (collectively, the “Permitted Burdens”).

(c)   No Option.  No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Nytis (USA) Assets.

(d)   Nytis (USA) Insurance Policies.  Nytis (USA) maintains the public liability insurance and insurance against loss or damage to the Nytis (USA) Assets and the Nytis (USA) Business in amounts and pursuant to terms and conditions that are reasonable and customary for the industry in which the Nytis (USA) Business participates.

(e)   Nytis (USA) Material Contracts.  The Nytis (USA) Material Contracts constitute all of the material contracts of Nytis (USA).

(f)   No Default.  There has not been any default in any material obligation of Nytis (USA) or any other party to be performed under any of Nytis (USA) Material Contracts, each of which is in good standing and in full force and effect, and Nytis (USA) is not aware of any default in the obligations of any other party to any of the Nytis (USA) Material Contracts.

(g)   No Compensation on Termination.  Except as set forth on Schedule 5.8(g), there are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Nytis (USA).  Except for certain provisions contained in the agreements set forth on Schedule 5.8(g), Nytis (USA) is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law.

(h)   Nytis (USA) Equipment.  The Nytis (USA) Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition, reasonable wear and tear excepted.

(i)   Nytis (USA) Goodwill.  Nytis (USA) carries on the Nytis (USA) Business only under the names “Nytis Exploration of Pennsylvania LLC,” “Nytis Exploration Company LLC” and “Nytis Exploration (USA), Inc.” and variations thereof and under no other business or trade names. Nytis (USA) does not have any knowledge of any infringement by Nytis (USA) of any patent, trademark, copyright or trade secret;

5.9         The Business of Nytis (USA).

Since the date of the most recent Nytis (USA) Financial Statements, the Nytis (USA) Business has been carried on in the ordinary course and Nytis (USA) has not entered into any material agreement or commitment except in the ordinary course.

5.10       Environmental Matters.

(a)   Nytis (USA) and the Nytis (USA) Subsidiaries are in compliance with all Environmental Laws.  Neither Nytis (USA) nor any Nytis (USA) Subsidiary has received any communication alleging that Nytis (USA) or the Nytis (USA) Subsidiary is not in such compliance and, to the knowledge of Nytis (USA), there are no present circumstances that would prevent or interfere with the continuation of such compliance.

(b)   There are no pending environmental claims, neither Nytis (USA) nor any Nytis (USA) Subsidiary has received notice of any pending environmental claims and, to the knowledge of Nytis (USA), there are no conditions or facts existing which might reasonably be expected to result in legal, administrative, arbitral or other proceedings asserting environmental claims or other claims, causes of action or governmental investigations of any nature seeking to impose, or that could result in the imposition of, any liability arising under any Environmental Laws upon (i) Nytis (USA) or any Nytis (USA) Subsidiary, (ii) any person or entity whose liability for any environmental claim Nytis (USA) or any Nytis (USA) Subsidiary has or may have retained or assumed, either contractually or by operation of law, (iii) any real or personal property owned or leased by Nytis (USA) or any Nytis (USA) Subsidiary, or any real or personal property which Nytis (USA) or any Nytis (USA) Subsidiary has or is judged to have managed or supervised or participated in the management of, or (iv) any real or personal property in which Nytis (USA) or any Nytis (USA) Subsidiary holds a security interest securing a loan recorded on the books of Nytis (USA) or any Nytis (USA) Subsidiary.  Except as set forth on Schedule 5.10(b), neither Nytis (USA) nor any Nytis (USA) Subsidiary is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any liability under any Environmental Laws.

(c)   Nytis (USA) and the Nytis (USA) Subsidiaries have in full force and effect all material environmental permits, licenses, approval and other authorizations required to conduct their operations and are operating in material compliance thereunder.

5.11       Survival of the Nytis (USA) Representations and Warranties.

The representations and warranties of Nytis (USA) in this Agreement and in any other transaction document will survive the Closing until the earlier of the third anniversary of the Effective Time and the applicable statute of limitations, except that:

(i)	all such representations and warranties in Section 5.5 will survive until 60 days after the expiration of the applicable statute of limitations; and

(ii)
any claim by SLSC for Losses (as defined above) arising out of or resulting from any fraud or intentional misrepresentation on the part of Nytis (USA) in connection with the transactions contemplated by this Agreement will survive until 60 days after the expiration of the applicable statute of limitations.

The periods of survival of the (x) representations and warranties of Nytis (USA) and (y) the claims described above are collectively referred to herein as the “Survival Period”.  The liabilities of Nytis (USA) under its representations and warranties will expire as of the expiration of the applicable Survival Period; provided, however, that such expiration will not include, extend or apply to any representation or warranty, the breach of which has been asserted by SLSC in a written notice to Nytis (USA) before such expiration.  The covenants and agreements of Nytis (USA) in this Agreement and the other transaction documents will survive the Closing and will continue in full force and effect without limitation.

5.12       Indemnity.

Nytis (USA) shall defend, indemnify and save harmless SLSC from and against any and all Losses (subject to the right of Nytis (USA) to defend any such claim), resulting from the breach by it of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Nytis (USA) to SLSC hereunder provided that each individual claim or series of related claims exceeds Twenty-Five Thousand Dollars ($25,000).

Article 6
COVENANTS OF NYTIS (USA)

6.1         Covenants.

(a)   Nytis (USA) covenants and agrees with SLSC that it will:

(i)
Conduct of Business.  Until the Closing, conduct the Nytis (USA) Business diligently and in the ordinary course consistent with the manner in which the Nytis (USA) Business generally has been operated up to the date of execution of this Agreement;

(ii)
Preservation of Business.  Until the Closing, use its commercially reasonable efforts to preserve the Nytis (USA) Business and the Nytis (USA) Assets and, without limitation, preserve for SLSC, Nytis (USA)’s relationships with their suppliers, customers and others having business relations with Nytis (USA);

(iii)
Access.  Until the Closing, upon reasonable advance notice from SLSC to Nytis (USA), Nytis (USA) shall provide SLSC and its representatives reasonable access during normal business hours, and in a manner so as not to interfere with the normal business operations of Nytis (USA) and the Nytis (USA) Subsidiaries, to all the premises and the books and records of Nytis (USA) and the Nytis (USA) Subsidiaries and to all of the Nytis (USA) Assets, and will furnish to SLSC and its representatives all information regarding the Nytis (USA) Business as SLSC may from time to time reasonably request;

(iv)
Procure Consents.  Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the Nytis (USA) Assets, including the Nytis (USA) Material Contracts, notwithstanding the change in control of Nytis (USA) arising from the Merger;

(v)
Reporting and Internal Controls.  From and after the Effective Time, forthwith take all required actions to implement internal controls on the business of the Surviving Company to ensure that the Surviving Company complies with Section 13(b)(2) of the Exchange Act;

(b)   Registration Rights.  Nytis (USA) covenants and agrees that the holders of SLSC Common Shares listed on Schedule 6.1(b) (the “Registration Rights Holders”) shall have the following “piggy-back” registration rights with respect to the SLSC Common Shares listed on such Schedule (the “Registrable Securities”):

(i)
If at any time after the Effective Time, SLSC shall file with the Commission a registration statement under the Securities Act registering for public sale any shares of equity securities and which could also include for registration the shares set forth on Schedule 6.1(b) without additional undue expense in the reasonable discretion of SLSC’s board of directors, SLSC shall give written notice to each Registration Rights Holder prior to such filing.

(ii)
Within 20 calendar days after such notice from SLSC, each Registration Rights Holder shall give written notice to SLSC whether or not such Registration Rights Holder desires to have all of such Registration Rights Holder’s Registrable Securities included in the registration statement.  If any Registration Rights Holder fails to give such notice within such period, such Registration Rights Holder shall not have the right to have Registration Rights Holder’s Registrable Securities registered pursuant to such registration statement.  If any Registration Rights Holder gives such notice, then SLSC shall include such Registration Rights Holder’s Registrable Securities in the registration statement, at SLSC’s sole cost and expense, subject to the remaining terms of this Section 6.1(b).

(iii)
If the registration statement relates to an underwritten offering, and the underwriter determines in writing that the total number of shares of equity securities to be included in the offering, including the Registrable Securities, exceeds the amount which the underwriter deems to be appropriate for the offering, the number of such participating Registration Rights Holder’s Registrable Securities included in such registration statement will be reduced proportionately.  For this purpose, if other securities in the registration statement are derivative securities, their underlying shares shall be included in the computation.  Each participating Registration Rights Holder shall enter into such agreements as may be reasonably required by the underwriters and each Registration Rights Holder shall pay only the underwriters commissions relating to the sale of their respective Registrable Securities.

(iv)	SLSC shall not be required to register any Registrable Security or keep any Registration Statement effective beyond two years from its having been declared effective by the Commission.

Each Registration Rights Holder shall furnish in writing to SLSC such information as SLSC shall reasonably require in connection with a registration statement.

6.2         Survival.

The covenants set forth in this Article shall survive the Closing for the benefit of SLSC.

Article 7
CONDITIONS PRECEDENT

7.1         Conditions Precedent in Favor of SLSC.

SLSC’s obligations to carry out the transactions contemplated hereby are subject to the fulfillment (or waiver by SLSC) of each of the following conditions precedent on or before the Closing:

(a)   all documents or copies of documents required to be executed and delivered to SLSC hereunder will have been so executed and delivered;

(b)   all of the terms, covenants and conditions of this Agreement to be complied with or performed by Nytis (USA) or the Nytis (USA) Stockholders at or prior to the Closing will have been complied with or performed;

(c)   SLSC shall have completed its review and inspection of the books and records of Nytis (USA) and shall be reasonably satisfied with same in all material respects;

(d)   title to the Nytis (USA) Shares held by the Nytis (USA) Stockholders and to the Nytis (USA) Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever not created by or through SLSC and/or the Merger Sub and other than the Permitted Burdens;

(e)   the Certificate of Merger shall be executed by Nytis (USA) in form acceptable for filing with the Delaware Secretary of State;

(f)   subject to Article 8 hereof, there will not have occurred:

(i)
any change in the financial position or condition of Nytis (USA), its liabilities or the Nytis (USA) Assets or any damage, loss or other change in circumstances in the Nytis (USA) Business or the Nytis (USA) Assets or Nytis (USA)’s right to carry on the Nytis (USA) Business, other than (A) changes in the ordinary course of business, none of which constitutes a Material Adverse Effect or (B) changes occasioned by or in connection with the purchase of or agreement to purchase additional oil and gas assets, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Nytis (USA) or the Nytis (USA) Business (whether or not covered by insurance) affecting Nytis (USA), the Nytis (USA) Business or the Nytis (USA) Assets that would constitute a Material Adverse Effect;

(g)   the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

(h)   all representations and warranties of Nytis (USA) contained herein shall be true and correct as of the Closing Date;

(i)   this Agreement and the transactions contemplated hereby shall have been approved by the affirmative vote of a majority of the members of SLSC’s Board of Directors; and

(j)   this Agreement and the transactions contemplated hereby shall have been approved by the affirmative vote of all of the directors of Nytis (USA) and a majority of the Nytis (USA) Shares.

7.2         Waiver by SLSC.

The conditions precedent set out in Section 7.1 are inserted for the exclusive benefit of SLSC and any such condition may be waived in whole or in part by SLSC at or prior to Closing by delivering to Nytis (USA) a written waiver to that effect signed by SLSC.  If the conditions precedent set out in Section 7.1 are not satisfied on or before the Closing, SLSC shall be released from all obligations under this Agreement.

7.3         Conditions Precedent in Favor of Nytis (USA) and the Nytis (USA) Stockholders.

The obligations of Nytis (USA) and the Nytis (USA) Stockholders to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)   all documents or copies of documents required to be executed and delivered to Nytis (USA) or the Nytis (USA) Stockholders hereunder will have been so executed and delivered;

(b)   all of the terms, covenants and conditions of this Agreement to be complied with or performed by SLSC or the Merger Sub at or prior to the Closing will have been complied with or performed;

(c)   Nytis (USA) shall have completed its review and inspection of the books and records of SLSC and its subsidiaries and shall be reasonably satisfied with same in all material respects;

(d)   SLSC will have delivered the Acquisition Shares to be issued pursuant to the terms of the Merger to the Nytis (USA) Stockholders at the Closing and the Acquisition Shares will be registered on the books of SLSC in the name of the Nytis (USA) Stockholders at the Effective Time;

(e)   title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(f)   the Certificate of Merger shall be executed by SLSC and Merger Sub in form acceptable for filing with the Delaware Secretary of State;

(g)   subject to Article 8 hereof, there will not have occurred:

(i)
any material adverse change in the financial position or condition of SLSC, its subsidiaries, their assets of liabilities or any damage, loss or other change in circumstances materially and adversely affecting SLSC or the SLSC Business or SLSC’s right to carry on the SLSC Business, other than changes in the ordinary course of business, none of which constitutes a Material Adverse Effect, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to SLSC or the SLSC Business (whether or not covered by insurance) materially and adversely affecting SLSC, its subsidiaries or its assets that would constitute a Material Adverse Effect;

(h)   the Amended and Restated Bylaws of SLSC shall have been amended (i) to change the end of SLSC’s fiscal year from March 31 to December 31 and (ii) to increase the maximum number of directors to 11;

(i)   all officers and members of SLSC’s board of directors shall have provide undated resignations and shall have appointed the designees of the Nytis (USA) Stockholders (as set forth on Schedule 7.3(i)) as members of the SLSC board of directors, such directors’ resignations and the appointment of such designees to be effective at the Effective Time;

(j)   Patrick R. McDonald shall have been appointed or elected to serve as the Chairman of the SLSC board of directors and Chief Executive Officer effective at the Effective Time and (ii) Kevin D. Struzeski shall have been elected or appointed Chief Financial Officer, Treasurer and Secretary of SLSC effective at the Effective Time;

(k)   the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

(l)   all representations and warranties of SLSC and the Merger Sub contained herein shall be true and correct as of the Closing Date; and

(m)   this Agreement and the transactions contemplated hereby shall have been approved by the affirmative vote of all of the directors of Nytis (USA) and a majority of the Nytis (USA) Shares.

7.4         Waiver by Nytis (USA) and the Nytis (USA) Stockholders.

The conditions precedent set out in Section 7.3 are inserted for the exclusive benefit of Nytis (USA) and the Nytis (USA) Stockholders and any such condition may be waived in whole or in part by Nytis (USA) or the Nytis (USA) Stockholders at or prior to the Closing by delivering to SLSC a written waiver to that effect signed by Nytis (USA) and the Nytis (USA) Stockholders.  If the conditions precedent set out in Section 7.3 are not satisfied on or before the Closing, Nytis (USA) and the Nytis (USA) Stockholders shall be released from all obligations under this Agreement.

7.5         Nature of Conditions Precedent.

The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions precedent in favor of the other party or parties set forth in this Article.

7.6         Confidentiality.

Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to Section 7.2 or Section 7.4, the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from Nytis (USA) and SLSC and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that SLSC may be required to issue news releases regarding the execution and consummation of this Agreement and file a Current Report on Form 8-K with the Commission.

Article 8
RISK

8.1         Material Change in the Business of Nytis (USA).

If any loss or damage to the Nytis (USA) Business constituting a Material Adverse Effect occurs prior to Closing and such loss or damage, in SLSC’s reasonable opinion, cannot be substantially repaired or replaced within 60 days, SLSC shall, within two days following receipt of notice from Nytis (USA) of any such loss or damage, by notice in writing to Nytis (USA), at its option, either:

(a)   terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)   elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to SLSC’s obligations to carry out the transactions contemplated hereby, be vested in Nytis (USA) or otherwise adequately secured to the satisfaction of SLSC on or before the Closing Date.

8.2         Material Change in the SLSC Business.

If any material loss or damage to the SLSC Business occurs prior to Closing and such loss or damage, in Nytis (USA)’s reasonable opinion, cannot be substantially repaired or replaced within 60 days, Nytis (USA) shall, within two days following receipt of notice from SLSC of any such loss or damage, by notice in writing to SLSC, at its option, either:

(a)   terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)   elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Nytis (USA)’s obligations to carry out the transactions contemplated hereby, be vested in SLSC or otherwise adequately secured to the satisfaction of Nytis (USA) on or before the Closing Date.

Article 9
CLOSING

9.1         Closing.

The Merger and the other transactions contemplated by this Agreement will be closed at the Place of Closing in accordance with the closing procedure set out in this Article.

9.2         Documents to be Delivered by Nytis (USA).

On or before the Closing, Nytis (USA) will deliver or cause to be delivered to SLSC:

(a)   all reasonable consents or approvals required to be obtained by Nytis (USA) for the purposes of completing the Merger and preserving and maintaining the interests of Nytis (USA) under any and all Nytis (USA) Material Contracts and in relation to Nytis (USA) Assets;

(b)   certified copies of such resolutions of the stockholders and directors of Nytis (USA) as are required to be adopted to authorize the execution, delivery and implementation of this Agreement;

(c)   an acknowledgement from Nytis (USA) of the satisfaction of the conditions precedent set forth in Section 7.3 hereof;

(d)   such other documents as SLSC may reasonably require to give effect to the terms and intention of this Agreement.

9.3         Documents to be Delivered by SLSC.

On or before the Closing, SLSC and the Merger Sub shall deliver or cause to be delivered to Nytis (USA) and the Nytis (USA) Stockholders:

(a)   share certificates representing the Acquisition Shares duly registered in the names of the Nytis (USA) Stockholders with a Rule 144 restrictive legend;

(b)   certified copies of such resolutions of the directors of SLSC and the Merger Sub as are required to be adopted to authorize the execution, delivery and implementation of this Agreement;

(c)   an acknowledgement from SLSC of the satisfaction of the conditions precedent set forth in section 7.1 hereof;

(d)   undated resignation of all officers and directors of SLSC;

(e)   amendments to the Amended and Restated Bylaws of SLSC (i) to change the end of SLSC’s fiscal year from March 31 to December 31 and (ii) to increase the maximum number of directors to 11;

(f)   resolution of the SLSC board of directors appointing the individuals set forth on Schedule 7.3(i) as directors of SLSC, effective at the Effective Time;

(g)   resolution of the SLSC board of directors appointing or electing (i) Patrick R. McDonald as Chairman of the SLSC board of directors, President and Chief Executive Officer and (ii) Kevin D. Struzeski as Chief Financial Officer, Treasurer and Secretary of SLSC effective at the Effective Time; and

(h)   such other documents as Nytis (USA) may reasonably require to give effect to the terms and intention of this Agreement.

Article 10
OTHER MATTERS

10.1       General.

(a)   Forthwith after the Closing, each of SLSC and Nytis (USA) agree to use their respective best efforts to:

(i)	file the Certificate of Merger with the Secretary of State of Delaware;

(ii)	issue a news release reasonably acceptable to each party and consistent with the requirements of the Exchange Act reporting the Closing; and

(iii)	file a Form 8-K with the Commission under Item 2.01(f) (related to shell company acquisitions).

(b)   As soon as practicable after the execution of this Agreement and in any event no later than 10 days prior to the Closing Date, each of SLSC and Nytis (USA) agree to use their respective best efforts to file with the Commission and mail to the SLSC stockholders a report on Schedule 14f-1 disclosing the change in the majority of the board of directors of SLSC and, at Closing, date and accept the resignations of all directors of SLSC.

Article 11
GENERAL PROVISIONS

11.1       Arbitration.

(a)   The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith.  If such good negotiation fails to resolve such dispute, controversy, difference or claim within 30 days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration.

(b)   Any action or proceeding seeking to enforce any provision of, or based upon any right arising out of, this Agreement shall be settled by binding arbitration by a panel of three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association and governed by the laws of the State of Colorado (without regard to the choice-of-law rules or principles of that jurisdiction).  Venue for the arbitration shall be exclusively in the City and County of Denver, Colorado.  Judgment upon the award may be entered in any court located in the State of Colorado, and all the parties hereto hereby expressly waive any objections or defense based upon lack of personal jurisdiction.

(c)   Each of the plaintiff and defendant party to the arbitration shall select one arbitrator (or where multiple plaintiffs and/or defendants exist, one arbitrator shall be chosen collectively by such parties comprising the plaintiffs and one arbitrator shall be chosen collectively by those parties comprising the defendants) and then the two arbitrators shall mutually agree upon the third arbitrator.  Where no agreement can be reached on the selection of either a third arbitrator or an arbitrator to be named by either a group of plaintiffs or a group of defendants, any implicated party may apply to a judge of the courts of the State of Colorado, to name an arbitrator.  Process in any such action or proceeding may be served on any party anywhere in the world.

11.2        Indemnification Procedures.

(a)   Promptly after receipt by a person entitled to indemnification hereunder (the “Indemnitee”) of written notice of the assertion of a claim or the commencement of any litigation with respect to any matter within the scope of Sections 3.12 or 5.12, but in any event before the expiration of the applicable Survival Period, the Indemnitee shall give written notice thereof, specifying to the extent practicable the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand) (the “Claim Notice”), to the parties from whom indemnification is sought pursuant hereto (the “Indemnitor”).  The Indemnitor shall have 30 calendar days after its receipt of the Claim Notice (the “Notice Period”) to notify the Indemnitee (i) whether or not the Indemnitor disputes its liability to the Indemnitee hereunder with respect to such claim or demand, and (ii) whether or not it desires, at its sole cost and expense, to defend the Indemnitee against such claim or demand; provided, however, that the Indemnitee is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests; provided further, that the Indemnitee shall use its reasonable efforts to provide the Indemnitor with notice of any such filing and an opportunity to comment thereon.  If the Indemnitor notifies the Indemnitee within the Notice Period that Indemnitor desires to defend against such claim or demand, whether or not it disputes its liability, then except as hereinafter provided, the Indemnitor shall have the right to defend by appropriate proceedings, any settlement of which shall be subject to the Indemnitee’s consent unless the sole relief is monetary damages that are paid in full by the Indemnitor and there is no finding of a violation of law by the Indemnitee.  If an Indemnitee desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense unless Indemnitor has notified Indemnitee that it disputes liability and in such case, Indemnitor shall be responsible for all such costs and expenses.  If, in the reasonable opinion of an Indemnitee, any such claim or demand involves an issue or matter that could reasonably be expected to have an adverse effect on the financial condition, properties, results of operations or business of an Indemnitee or an Affiliate of an Indemnitee, other than as a result of monetary damages for which it is indemnified under this Agreement, or there is a conflict of interest, such Indemnitee (i) shall notify the Indemnitor and (ii) shall have the right to control the defense or settlement of any such claim or demand, and its reasonable costs and expenses thereof shall be included as part of the indemnification obligations of the Indemnitor hereunder.

(b)   If an Indemnitee should have a claim against an Indemnitor hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnitee shall promptly, but in any event before the expiration of the applicable Survival Period, send a Claim Notice with respect to such claim to the Indemnitor.

11.3       Notice.

Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid  certified or registered mail, facsimile or electronic mail. Any notice delivered by mail shall be deemed to have been received on the third business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt.  Any notice delivered personally, by facsimile or by electronic mail shall be deemed to have been received on the actual date of delivery.

11.4       Addresses for Service of Notice.

The address for service of notice of each of the parties hereto is as follows:

(a) SLSC or the Merger Sub:	Bernard Zimmerman
	200 Connecticut Avenue, Fifth Floor Norwalk, Connecticut 06854
	Phone:	203.226.5165
	Facsimile:	203.222.0111
	E-Mail:

With a copy to:	Lev & Berlin, P.C. 200 Connecticut Avenue, Fifth Floor Norwalk, Connecticut 06854
	Attn:	Duane L. Berlin, Esq.
	Phone:	203.838.8500 x 15
	Facsimile:	203.854.1652
	E-Mail:	dberlin@levberlin.com

(b) Nytis (USA):	Nytis Exploration (USA), Inc.
	1700 Broadway, Suite 2020
	Denver, Colorado 80202
	Attn:	Patrick R. McDonald
	Phone:	720.407.7032
	Facsimile:	720.407.7061
	E-Mail:	pmcdonald@nytis.com

With a copy to:	Welborn Sullivan Meck & Tooley, P.C.
	821 Seventeenth Street, Suite 500
	Denver, Colorado 80202
	Attn:	John F. Meck, Esq.
	Phone:	303.830.2500
	Facsimile:	303.832.2366
	E-Mail:	jmeck@wsmtlaw.com

11.5       Change of Address.

Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand.  A post office box may not be used as an address for service.

11.6       Further Assurances.

Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

11.7       Time of the Essence.

Time is expressly declared to be the essence of this Agreement.

11.8       Entire Agreement.

The provisions contained herein and, when fully executed and delivered, the other agreements referred to herein, constitute the entire agreement among Nytis (USA), the Nytis (USA) Stockholders, the Merger Sub and SLSC respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among Nytis (USA), the Nytis (USA) Stockholders, the Merger Sub and SLSC with respect to the subject matter hereof.

11.9       Inurement.

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

11.10     Assignment.

This Agreement is not assignable without the prior written consent of the parties hereto.

11.11     Expenses.

Each party agrees to pay, without right of reimbursement from any other party and regardless of whether or not the transaction is consummated, the costs incurred by it in connection with this transaction, including legal fees and other costs incidental to the negotiation of the terms of the transaction and the preparation of related documentation.

11.12     Counterparts.

This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by facsimile or electronic mail will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

11.13     Governing Law.

The validity, performance and enforcement of this Agreement and all transaction documents, unless expressly provided to the contrary, shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.

[Signature page follows]

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

ST. LAWRENCE SEAWAY CORPORATION, a Delaware corporation

By:	/s/ Bernard Zimmerman
Name:	Bernard Zimmerman
Title:	President

ST. LAWRENCE MERGER SUB, INC., a Delaware corporation

By:	/s/ Bernard Zimmerman
Name:	Bernard Zimmerman
Title:	President

NYTIS EXPLORATION (USA), INC., a Delaware corporation

By:	/s/ Patrick R. McDonald
Name:	Patrick R. McDonald
Title:	President

Agreement and Plan of Merger
Signature Page

SCHEDULE A

Nytis (USA) Stockholder	Nytis (USA) Shares Held	Acquisition Shares

Yorktown Energy Partners V, L.P.	11,000	17,938,309
Yorktown Energy Partners VI, L.P.	11,000	17,938,309
RBCP Energy Fund Investments, LP	5,000	8,153,777
Patrick R. McDonald	925	1,508,449
McDonald Energy, LLC	296	482,704
Kevin D. Struzeski	250	407,689
David H. Kennedy	100	163,076
Loyola G. Keough	100	163,076
HAT Resources, L.L.C.	100	163,076
Rosemary Crawford	25	40,769
Mark D. Pierce	25	40,769
	28,821	47,000,003

Schedule A

SCHEDULE B

FORM OF RESTRICTED STOCK AGREEMENT

Attached

Schedule B

RESTRICTED STOCK AGREEMENT

RECIPIENT:   [_______]

DATE OF GRANT:  [EFFECTIVE DATE OF MERGER]

AGREEMENT between St. Lawrence Seaway Corporation (the “Company”), and the above named Recipient (“Recipient”), an employee of the Company or a subsidiary thereof.

WHEREAS, the Company became the parent corporation of Nytis Exploration (USA) Inc., a Delaware corporation (“Nytis USA”) pursuant to the merger of St. Lawrence Merger Sub, Inc. with and into Nytis USA (the “Merger”) in accordance with the Agreement and Plan of Merger (the “Merger Agreement”) dated January 31, 2011, by and among the Company, St. Lawrence Merger Sub, Inc. and Nytis USA; and

WHEREAS, prior to the effectiveness of the Merger, the Recipient was provided services to Nytis USA and had been awarded a total of [__] shares (the “Nytis USA Restricted Shares”) of Nytis USA common stock pursuant to the Nytis Exploration (USA) Inc. 2005 Restricted Stock Plan, as amended by (i) Amendment No. 1 to the Nytis Exploration (USA) Inc. 2005 Restricted Stock Plan and (ii) Amendment No. 2 to the Nytis Exploration (USA) Inc. 2005 Restricted Stock Plan (such plan, as amended, the “Nytis USA Plan”); and

WHEREAS, pursuant to Section 2.6 of the Merger Agreement, the Nytis USA Restricted Shares were converted into the right to receive, upon surrender of the certificate representing such Nytis USA Restricted Shares, a number of shares of Company Common Stock equal to the number of Nytis USA Restricted Shares multiplied by the Exchange Ratio (as such term is defined in the Merger Agreement); and

WHEREAS, pursuant to Section 2.8 of the Merger Agreement, the Company Common Shares into which the Nytis USA Restricted Shares were converted are to be subject to the same forfeiture and transfer restrictions and, in connection with the closing of the Merger, each Recipient is to execute and deliver to the Company an agreement confirming that such shares of Company Common Stock continue to be subject to forfeiture and transfer restrictions; and

WHEREAS, pursuant to the Merger Agreement, the Recipient is the holder of [___] shares of the Company’s Common Stock, $0.01 par value (the “Restricted Stock”).

NOW, THEREFORE, in consideration of the foregoing premises, the covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Grantee agree as follows:

1.           Forfeiture and Transfer Restrictions.  Effective on the date hereof, all of the Recipient’s shares of Restricted Stock shall be duly issued and outstanding shares of the Company’s Common Stock for all purposes, provided, however, that such shares shall be subject to forfeiture pursuant to subsection 1(a) (the “Forfeiture Conditions”) and subject to transfer restrictions pursuant to subsection 1(b) (the “Transfer Restrictions”).

(a)           Forfeiture.  The Recipient shall forfeit all shares of Restricted Stock covered hereby if and only if, prior to a Change in Control (defined in Section 2 below), the Recipient ceases for any reason to be employed by, or serve as a director of, the Company or a subsidiary of the Company, provided, however, that such forfeiture shall not apply if the Recipient was terminated as an employee or director in connection with, or in anticipation of, a Change in Control, and provided further that a termination more than 30 days in advance of a Change in Control shall not be deemed to be in connection with or in anticipation of, a Change in Control.  The forfeiture provided for in this subsection (a) shall terminate upon and in connection with a Change in Control.

Schedule B

(b)  Restriction on Transfer.  Except upon termination of the Forfeiture Conditions provided in Section 1(a) above, a Recipient shall not transfer, assign, encumber or otherwise dispose of any of the shares of Restricted Stock.

So long as the Forfeiture Conditions and the Transfer Restrictions remain in effect, any stock dividend or liquidating dividend or distribution of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Company, and any and all new, substituted or additional securities or other property to which Recipient is entitled by reason of his or her ownership of the Restricted Stock will be immediately subject to the Forfeiture Conditions and the Transfer Restrictions and be included as “Restricted Stock” under this Restricted Stock Agreement and the Joint Escrow Instructions (defined below).

2.           Change in Control.  A “Change in Control” shall be deemed to have occurred:

(a)           At such time as a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of shares of the Company having 50% or more of the total number of votes that may be cast for the election of directors of the Company; or

(b)           On the date on which the stockholders of the Company approve: (i) any agreement for a merger or consolidation of the Company with another entity, provided that there shall be no Change in Control if the persons and entities who were the stockholders of the Company immediately before such merger or consolidation continue to own directly more than two-thirds of the outstanding voting securities of the corporation resulting from such merger or consolidation (or the parent corporation thereof) in substantially the same proportion as their ownership of the voting securities of the Company outstanding immediately before such merger or consolidation; or (ii) any sale, exchange or other disposition of all or substantially all of the Company’s assets; or

(c)           On the effective date of any sale, exchange or other disposition of greater than 50% in fair market value of the Company’s assets, other than in the ordinary course of business, whether in a single transaction or a series of related transactions; or

(d)           At such time that there is a change in more than a majority of the Company’s board of directors as a result of a proxy contest, except this Section 2(d) will not apply to any Restricted Stock of the Recipient who, or an affiliate of whom, has waged the proxy contest or has endorsed the change in the board of directors.

3.           Escrow of Restricted Stock.

(a)           As security for Recipient’s faithful performance of the terms of this Agreement and to ensure the availability for delivery of Recipient’s Restricted Stock to the Company in the event the Forfeiture Conditions are not fulfilled, the Restricted Stock shall be held in escrow under the terms of the joint escrow instructions (the “Joint Escrow Instructions”) in the form of Schedule A attached hereto.  Recipient shall execute and deliver to the Company the Joint Escrow Instructions, and shall deliver (or have the Company deliver on Recipient’s behalf) to and deposit with the Escrow Agent (defined in the Joint Escrow Instructions) (i) a stock assignment in the form of Schedule B attached hereto, duly endorsed (with the date and number of shares left blank), and (ii) the certificate or certificates evidencing the Restricted Stock, which documents shall be held by the Escrow Agent and delivered in accordance with the Joint Escrow Instructions.

Schedule B

(b)                 The Company shall not be required (i) to transfer on its books any shares of Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

4.           Additional Restrictions/Legends.  The shares of Restricted Stock have not been and will not be registered with the Securities and Exchange Commission or the securities regulatory agency of any state or province, and are “restricted securities” pursuant to the Securities Act of 1933, as amended (the “Act”) and subject to certain important limitations on their resale.  All certificates representing shares of Restricted Stock shall bear applicable legends in the form of Schedule C attached hereto.  In addition, Recipient shall execute an investment letter in the Form of Schedule D attached hereto.

5.           Employee Benefits.  Recipient agrees that the lapse of the Forfeiture Conditions and Transfer Restrictions will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement, profit sharing or other remuneration plan of the Company unless so provided in such plan.

6.           Interpretation.  The interpretations and constructions of any provision of and determinations on any question arising under this Agreement shall be made by the Company’s board of directors, and all such interpretations, constructions and determinations shall be final and conclusive as to all parties.

7.           Miscellaneous.

(a)           Entire Agreement.  This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings.  This Agreement may be executed in counterparts, each of which shall be deemed to be one and the same instrument, and it shall be sufficient for each party to have executed at least one, but not necessarily the same, counterpart.  The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement in any way.

(b)           Inurement.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, beneficiaries, successors and permitted assigns.

(c)           Governing Law.  This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.

(d)           Costs of Enforcement.  In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party of such litigation, as determined by any court of competent jurisdiction in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys’ fees incurred therein by such party or parties (including without limitation such costs, expenses and fees on any appeals), and if such successful party shall recover judgment in any action or proceeding, such costs, expenses and attorneys’ fees shall be included as part of the judgment.

(e)           Severability.  If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto.

Schedule B

(f)           Notices.  All notices or other communications which are required to be given or may be given to either party pursuant to the terms of this Agreement shall be in writing and shall be delivered personally or by registered or certified mail, postage prepaid, to the address of the parties as set forth following the signature of such party.  Notice shall be deemed given on the date of delivery in the case of personal delivery or on the delivery or refusal date as specified on the return receipt in the case of registered or certified mail.  Either party may change its address for such communications by giving notice thereof to the other party in conformity with this Section 7.

(g)           Further Assurances.  The parties agree to execute such further instruments and to take such further action as reasonably may be necessary to carry out the intent of this Agreement.

(h)           No Employment Contract.  This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on the part of Recipient to continue in the employ of the Company, or of the Company to continue Recipient in the employ of the Company.  In the event that the Restricted Stock was awarded in connection with the performance of services as a consultant or director, references to employment, employee and similar terms shall be deemed to include the performance of services as a consultant or a director, as the case may be, provided, however, that no rights as an employee shall arise by reason of the use of such terms.

IN WITNESS WHEREOF, the Company by a duly authorized officer of the Company and Recipient have executed this Agreement effective as of the date of grant.

ST, LAWRENCE SEAWAY CORPORATION

By:_____________________________________________, President

Address:	1700 Broadway, Suite 2020
Denver, CO 80290

RECIPIENT:____________________________ [______]

Address:

Schedule B

SCHEDULE A
TO
RESTRICTED STOCK AGREEMENT

JOINT ESCROW INSTRUCTIONS

St. Lawrence Seaway Corporation
Attention:  _______________, President
1700 Broadway, Suite 2020
Denver, CO  80290

Dear Pat:

As Escrow Agent for both St. Lawrence Seaway Corporation, a Delaware corporation (the “Company”), and the undersigned recipient of stock of the Company (“Recipient”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Agreement (the “Agreement”), dated effective [_____], 2011, to which a copy of these Joint Escrow Instructions is attached as Schedule A, in accordance with the following instructions:

1.              In the event the Forfeiture Conditions set forth in the Agreement are not fulfilled, the Company or its assignee will give to Recipient and you a written notice specifying the number of shares of stock to be forfeited and the time for the forfeiture.  Recipient and the Company hereby irrevocably authorize and direct you to carry out the forfeiture contemplated by such notice in accordance with the terms of said notice.

2.              At the time of the forfeiture you are directed (a) to date any stock assignment(s) necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate(s) evidencing the shares of stock to be transferred, to the Company, whereupon these Escrow Instructions shall terminate and you shall be discharged of all further obligations hereunder.

3.              Recipient irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement.  Recipient does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.

4.              In the event the Forfeiture Conditions set forth in the Agreement are fulfilled, the Company or its assignee will give to Recipient and you a written notice to that effect.  Upon receipt of such notice, you are directed (a) to deliver all documents in your possession subject to these Escrow Instructions, including stock assignment(s) and certificate(s) evidencing shares of the Company’s Common Stock, together with any other documents, securities, or property belonging to Recipient , to Recipient , whereupon these Escrow Instructions shall terminate and you shall be discharged of all further obligations hereunder; provided, however, that if at the time of termination of this escrow you are advised by the Company that the property subject to this escrow is the subject of a pledge or other security agreement, you shall deliver all such property to the pledgeholder or other person designated by the Company.

Schedule B

5.              Except as otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

6.              You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees.  You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Recipient while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

7.              You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.  In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

8.              You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

9.              You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

10.              You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

11.              Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer of the Company or if you shall resign by written notice to each party.  In the event of any such termination, the Company may appoint any officer or assistant officer of the Company as successor Escrow Agent and Recipient hereby confirms the appointment of such successor or successors as attorney-in-fact and agent to the full extent of your appointment.

12.              If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

13.              It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you may (but are not obligated to) retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

14.              Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in any United States Post Box, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the addresses specified in the Agreement, or at such other address as a party may designate by ten days’ written notice to each of the other parties hereto.

Schedule B

15.              This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  It is understood and agreed that references to “you” or “your” herein refer to the original Escrow Agent and to any and all successor Escrow Agents.  It is understood and agreed that the Company may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions in whole or in part.

Very truly yours,

ST. LAWRENCE SEAWAY CORPORATION

By:_____________________________________________, President

RECIPIENT:____________________________ [______]

Schedule B

SCHEDULE B
TO
RESTRICTED STOCK AGREEMENT

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Agreement  (the “Agreement”) dated effective [____], 2011, [_______] hereby assigns and transfers unto St. Lawrence Seaway Corporation _________ (___) shares of Common Stock, $0.01 par value, of St. Lawrence Seaway Corporation, a Delaware corporation, standing in the undersigned’s name on the books of said corporation represented by Certificate No. _______________ herewith, and does hereby irrevocably constitute and appoint ____________________________________ as attorney in fact to transfer the said stock on the books of the said corporation with full power of substitution in the premises.  This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the forfeiture of shares of Restricted Stock issued to the undersigned pursuant to the Agreement.

Date:   ______________________                                      RECIPIENT: _______________________________
           [_____]

Schedule B

SCHEDULE C
TO
RESTRICTED STOCK AGREEMENT
LEGENDS

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE COMPANY, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE COMPANY, TO BE EVIDENCED BY AN OPINION OF STOCKHOLDER’S COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE AND TRANSFER RESTRICTION PROVISIONS AS CONTAINED IN A RESTRICTED STOCK AGREEMENT BY AND BETWEEN THE COMPANY AND [______]DATED [______], 2011.

Schedule B

SCHEDULE D
TO
RESTRICTED STOCK AGREEMENT
INVESTMENT LETTER

[_____], 2011

St. Lawrence Seaway Corporation
1700 Broadway, Suite 2020
Denver, CO  80290
Attn:  Board of Directors

Re:              Restricted Stock of St. Lawrence Seaway Corporation

Gentlemen:

Reference is made to the Restricted Stock Agreement entered into effective this date pursuant to which the [________] ([__]) shares of its common stock (the “Shares”) are subject to certain forfeiture conditions and transfer restrictions.

I understand (i) that these Shares have not been registered under the Securities Act of 1933 or applicable state securities laws (the “Acts”) because the Company is delivering these Shares in reliance upon exemptions from the registration requirements of the Acts providing for issuance of securities not involving a public offering, (ii) that the Company has relied upon the fact that the Shares are to be held by me for investment, and (iii) that exemption from registration under the Acts would not be available if the Shares were acquired by me with a view to distribution.

Accordingly, I hereby confirm to the Company that I am acquiring the Shares for my own account, for investment and not with a view to the resale or distribution thereof.  I agree that I will not transfer, sell or offer for sale any of the Shares unless there is an effective registration or other qualification relating thereto under the Acts or unless the holder of the shares delivers to the Company an opinion of counsel, satisfactory to the Company that such registration and qualification is not required in connection with such transfer, offer or sale.  A legend restricting the transfer of the Shares and setting forth the substance of my agreement with respect to the transfer or sale of the Shares may be placed on any certificate representing the Shares.

I understand that the Company is under no obligation to register the Shares or to assist me in complying with any exemption from registration under the Acts if I should, at a later date, wish to dispose of the Shares.

Schedule B

My representation and agreements herein contained are made to induce the Company to issue the Shares to me.

Very truly yours,

RECIPIENT:  _______________________________
[_________]

ACCEPTED:

ST. LAWRENCE SEAWAY CORPORATION

By:  ______________________________________, President

Schedule B

Schedule 2.8
to
Agreement and Plan of Merger
dated as of January 31, 2011
by and among
St. Lawrence Seaway Corporation, St. Lawrence Merger Sub, Inc.
and
Nytis Exploration (USA) Inc.

Nytis (USA) Stockholder	Restricted Shares	Acquisition Shares Received in Substitution

Patrick R. McDonald	925	1,508,449
Kevin D. Struzeski	250	407,689
Mark D. Pierce	25	40,769
	1,200	1,956,907

Schedule 2.8

Schedule 3.3(b)
to
Agreement and Plan of Merger
dated as of January 31, 2011
by and among
St. Lawrence Seaway Corporation, St. Lawrence Merger Sub, Inc.
and
Nytis Exploration (USA) Inc.

Grantee: Bernard Zimmerman & Co, Inc.
Number of warrants: 250,000
Strike price: $1.00 / share
Agreement date: 01/01/07, as amended on 04/16/07 and 04/18/07
Term: 10 years

Schedule 3.3(b)

Schedule 3.5(f)
to
Agreement and Plan of Merger
dated as of January 31, 2011
by and among
St. Lawrence Seaway Corporation, St. Lawrence Merger Sub, Inc.
and
Nytis Exploration (USA) Inc.

None.

Schedule 3.5(f)

Schedule 3.5(i)
to
Agreement and Plan of Merger
dated as of January 31, 2011
by and among
St. Lawrence Seaway Corporation, St. Lawrence Merger Sub, Inc.
and
Nytis Exploration (USA) Inc.

None.

Schedule 3.5(i)

Schedule 3.6
to
Agreement and Plan of Merger
dated as of January 31, 2011
by and among
St. Lawrence Seaway Corporation, St. Lawrence Merger Sub, Inc.
and
Nytis Exploration (USA) Inc.

US Corporate Tax Returns:
2009
2008
2007

Connecticut Corporate Tax Returns:
2009
2008
2007

Delaware Annual Franchise Tax Returns:
2009
2008

Schedule 3.6

Schedule 5.3
to
Agreement and Plan of Merger
dated as of January 31, 2011
by and among
St. Lawrence Seaway Corporation, St. Lawrence Merger Sub, Inc.
and
Nytis Exploration (USA) Inc.

Subsidiary Name	Nytis (USA) Ownership Percentage	Other Owner(s) and Ownership Percentage
Nytis Exploration of Pennsylvania LLC	85% of the outstanding Membership Interests	Roach and Associates, Inc. owns 15% of the outstanding Membership Interests1
Nytis Exploration Company LLC	98.1% of the outstanding Membership Interests	Michael Robinson owns 1.9% of the outstanding Membership Interests

_____________________________________
1 In February and March of 2010, Nytis Exploration of Pennsylvania LLC and Nytis Exploration Company LLC sold all of their assets located in Pennsylvania.  The assets sold comprised all of the assets of Nytis Exploration of Pennsylvania LLC and as a result, this subsidiary is in the process of being dissolved and its business wound up.

Schedule 5.3

Schedule 5.4(d)
to
Agreement and Plan of Merger
dated as of January 31, 2011
by and among
St. Lawrence Seaway Corporation, St. Lawrence Merger Sub, Inc.
and
Nytis Exploration (USA) Inc.

Nytis Exploration (USA) Inc. guarantee to Bank of Oklahoma, National Association in regards to Nytis Exploration Company LLC’s Credit Agreements dated June 21, 2005 and May 31, 2010.

Schedule 5.4(d)

Schedule 5.4(f)
to
Agreement and Plan of Merger
dated as of January 31, 2011
by and among
St. Lawrence Seaway Corporation, St. Lawrence Merger Sub, Inc.
and
Nytis Exploration (USA) Inc.

Nytis (USA) and Nytis Exploration Company are related in that the same individuals serve as directors of both corporations and, a current majority of the outstanding stock of each corporation is owned by the same stockholders.  From time to time, Nytis Exploration Company has provided personnel and funding for the operations of Nytis (USA) and the Nytis (USA) Subsidiaries, creating a liability owed by Nytis (USA) and the Nytis (USA) Subsidiaries to Nytis Exploration Company.  As a result of providing personnel and this funding, the aggregate balance of such liability owed to Nytis Exploration Company as of September 30, 2010, was approximately $3.1 million.

Schedule 5.4(f)

Schedule 5.4(g)
to
Agreement and Plan of Merger
dated as of January 31, 2011
by and among
St. Lawrence Seaway Corporation, St. Lawrence Merger Sub, Inc.
and
Nytis Exploration (USA) Inc.

None.

Schedule 5.4(g)

Schedule 5.4(i)
to
Agreement and Plan of Merger
dated as of January 31, 2011
by and among
St. Lawrence Seaway Corporation, St. Lawrence Merger Sub, Inc.
and
Nytis Exploration (USA) Inc.

In January 2011, Nytis (USA) repurchased 100 shares of its Common Stock from the Estate of Cortlandt S. Dietler.

Schedule 5.4(i)

Schedule 5.4(j)
to
Agreement and Plan of Merger
dated as of January 31, 2011
by and among
St. Lawrence Seaway Corporation, St. Lawrence Merger Sub, Inc.
and
Nytis Exploration (USA) Inc.

Anthem Blue Cross Blue Shield
1.	Medical Coverage
2.	Dental Coverage

Vision Service Plan

Standard Insurance Company
1.	Basic Life
2.	Accidental Death and Dismemberment
3.	Long Term Disability

Nytis Exploration (USA), Inc. 401(k) Plan & Trust

Schedule 5.4(j)

Schedule 5.5(a)
to
Agreement and Plan of Merger
dated as of January 31, 2011
by and among
St. Lawrence Seaway Corporation, St. Lawrence Merger Sub, Inc.
and
Nytis Exploration (USA) Inc.

Nytis Exploration Company LLC
Tennessee Franchise, Excise Tax Return
Taxable year beginning 4/18/05 and ended 12/31/05.  These taxes were paid and the return filed on 12/28/10.

Schedule 5.5(a)

Schedule 5.5(b)
to
Agreement and Plan of Merger
dated as of January 31, 2011
by and among
St. Lawrence Seaway Corporation, St. Lawrence Merger Sub, Inc.
and
Nytis Exploration (USA) Inc.

In July 2010, Nytis Exploration Company LLC received correspondence from the Pennsylvania Department of Revenue requesting additional information relating to whether the correct realty transfer tax was paid at the time of the closing of the Company’s acquisition of properties in Pennsylvania in 2006 from DCPA, LLC (an affiliate of Delta Petroleum Corporation).  The Company is working with the Pennsylvania Department of Revenue to resolve this issue.

Tennessee Franchise, Excise Tax Return for 2005 (see Schedule 5.5 (a))

Schedule 5.5(b)

Schedule 5.5(e)
to
Agreement and Plan of Merger
dated as of January 31, 2011
by and among
St. Lawrence Seaway Corporation, St. Lawrence Merger Sub, Inc.
and
Nytis Exploration (USA) Inc.

Nytis Exploration (USA) Inc.
Jurisdiction	Return Type	Years Filed	Notice(s)
Federal	Corporation Income Tax	2007, 2008, 2009
Colorado	C Corporation Income Tax	2007, 2008, 2009
Illinois	Corporation Income and Replacement Tax	2007, 2008, 2009
Indiana	Corporation Income Tax	2007, 2008, 2009
Kentucky	Corporation Income Tax	2007, 2008, 2009
Ohio	Corporate Franchise Tax	2007, 2008
Pennsylvania	Corporate Tax Report	2007, 2008, 2009
Tennessee	Franchise and Excise Tax Return	2007, 2008
West Virginia	Combined Income/Franchise Tax Return	2007, 2008, 2009

Nytis Exploration of Pennsylvania LLC
Jurisdiction	Return Type	Years Filed	Notice(s)
Federal	U.S. Return of Partnership Income	2007, 2008, 2009
Colorado	Partnership or S Corporation Return or Income and Composite Nonresident Income Tax Return	2007, 2008, 2009
Pennsylvania	Directory of Corporate Partners	2007, 2008, 2009
Pennsylvania	Corporate Tax Report	2007, 2008, 2009

Nytis Exploration Company LLC
Jurisdiction	Return Type	Years Filed	Notice(s)
Federal	U.S. Return of Partnership Income	2007, 2008, 2009	See Schedule 5.5(b)
Colorado	Colorado Pass-through Entity and Composite Nonresident Income Tax Return	2007, 2008, 2009
Illinois	Partnership Replacement Tax Return	2007, 2008, 2009
Indiana	Partnership Return	2007, 2008, 2009
Kentucky	Partnership Income and LLET Return	2007, 2008, 2009

Schedule 5.5(e)

Nytis Exploration Company LLC
Jurisdiction	Return Type	Years Filed	Notice(s)
Kentucky	Nonresident Income Tax Withholding	2008
Ohio	Pass-Through Entity and Trust Withholding Tax Return	2008, 2009
Pennsylvania	Partnership Information Return	2007, 2008, 2009
Pennsylvania	Corporate Tax Report	2007, 2008, 2009
Tennessee	Partnership Return of Income	2009
Tennessee	Franchise, Excise Tax Return	2007, 2008, 2009
West Virginia	Income/Business Franchise Tax Return for S Corporation and Partnership	2007, 2008, 2009

Schedule 5.5(e)

Schedule 5.5(f)
to
Agreement and Plan of Merger
dated as of January 31, 2011
by and among
St. Lawrence Seaway Corporation, St. Lawrence Merger Sub, Inc.
and
Nytis Exploration (USA) Inc.

All of the persons performing services to Nytis (USA) are employees of Nytis Exploration Company.  It is expected that following the Closing of the Merger, all of these persons, including Mr. McDonald and Mr. Struzeski, will become employees of SLSC.  The terms of the existing employment agreements between Nytis Exploration Company and (i) Mr. McDonald and (ii) Mr. Struzeski contain severance pay or separation allowances on termination of employment that may, depending upon the facts and circumstances at the time, result in the payment of an “excess parachute payment” within the meaning of Code Section 280G.  It is anticipated that, following the Effective Time, SLSC will enter into employment agreements with Mr. McDonald and Mr. Struzeski with substantially similar terms, including provisions for severance pay or separation allowances on termination of employment.

Schedule 5.5(f)

Schedule 5.6(c)
to
Agreement and Plan of Merger
dated as of January 31, 2011
by and among
St. Lawrence Seaway Corporation, St. Lawrence Merger Sub, Inc.
and
Nytis Exploration (USA) Inc.

Currently Nytis (USA) is not a party to any litigation nor is it aware of any claim that could have a Material Adverse Effect on its financial condition or results of operations.  Notwithstanding Nytis (USA)’s belief that there are no claims that could have a Material Adverse Effect on the financial condition or results of Nytis (USA)’s operations, Nytis Exploration Company LLC, is involved in the following matters:

In July 2010, Nytis Exploration Company LLC received correspondence from the Pennsylvania Department of Revenue requesting additional information relating to whether the correct realty transfer tax was paid at the time of the closing of Nytis Exploration Company LLC’s acquisition of properties in Pennsylvania in 2006 from DCPA, LLC (an affiliate of Delta Petroleum Corporation).  Nytis Exploration Company LLC and Nytis (USA) are working with the Pennsylvania Department of Revenue to resolve this issue.

In November 2010, Nytis Exploration Company LLC was served with a summons and complaint brought by ICG Knott County, LLC and filed in the Knott County, Kentucky.  The suit is in the nature of a quiet title action and concerns ICG’s claims that it is the party to which Nytis Exploration Company LLC should be making certain payments under several leases.  Also in November 2010, ICG Natural Resources, LLC filed suit against Nytis Exploration Company LLC in Floyd County, Kentucky concerning payments allegedly due under a certain coalbed methane lease.  Nytis Exploration Company LLC has engaged counsel to assist it in defending against these claims.

Schedule 5.6(c)

Schedule 5.6(f)
to
Agreement and Plan of Merger
dated as of January 31, 2011
by and among
St. Lawrence Seaway Corporation, St. Lawrence Merger Sub, Inc.
and
Nytis Exploration (USA) Inc.

None.

Schedule 5.6(f)

Schedule 5.8(a)
to
Agreement and Plan of Merger
dated as of January 31, 2011
by and among
St. Lawrence Seaway Corporation, St. Lawrence Merger Sub, Inc.
and
Nytis Exploration (USA) Inc.

Lessor	Description	ID/Unit No.	Location

Kingsly Compression, Inc.	Compressor - Ariel Model JGW4-3/450 HP Electric Motor w/VFD	10-1836	Carbon Fuels-WV

Kingsly Compression, Inc.	Compressor-Ariel Model JGP1-1/50 HP Electric Motor and VFD	04-885	Vinson Street-WV

Kingsly Compression, Inc.	Compressor-Ariel Model JGW2-3/250HP Electric Motor with VFD	06-1352	Carbon Fuels-WV

Kingsly Compression, Inc.	Compressor-Model KC-2-HD602-15E3	05-1052	Sugartree-WV

Kingsly Compression, Inc.	Compressor-Model KC-5120-40E3-VFD	07-1485	Hollybush-KY

Enterprise Fleet	Company Vehicle - 2009 Ford Ranger	1FTZR45E78TA66704	KY

Schedule 5.8(a)

Schedule 5.8(b)
to
Agreement and Plan of Merger
dated as of January 31, 2011
by and among
St. Lawrence Seaway Corporation, St. Lawrence Merger Sub, Inc.
and
Nytis Exploration (USA) Inc.

Debtor	Jurisdiction	Encumbrance
Nytis Exploration Company LLC	Kanawha, Logan, Mingo and Wyoming Counties, West Virginia	Amended and Restated Credit Line Deed of Trust, Mortgage Security Agreement, Assignment of Production and Proceeds, Financing Statement and Fixture Filing to Arnold L. Schulberg, Trustee and Bank of Oklahoma, NA, dated March 16, 2009
Nytis Exploration Company LLC	Floyd, Johnson and Knott Counties, Kentucky	Mortgage
Nytis Exploration Company LLC	Delaware Secretary of State’s Office	•	UCC Financing Statement filed on July 1, 2005 at Reception No. 52037803
		•	Amendment to UCC Financing State filed on March 11, 2010 at Reception No. 20100823611
		•	Continuation of UCC Financing Statement filed on March 15, 2010 at Reception No. 20100872410

The Restricted Shares are subject to forfeiture and transfer restrictions.  See Section 2.8 of and Schedule 2.8 to the Merger Agreement.

Schedule 5.8(b)

Schedule 5.8(g)
to
Agreement and Plan of Merger
dated as of January 31, 2011
by and among
St. Lawrence Seaway Corporation, St. Lawrence Merger Sub, Inc.
and
Nytis Exploration (USA) Inc.

All of the persons performing services to Nytis (USA) are employees of Nytis Exploration Company.  Following the Closing of the Merger, all of these persons, including Mr. McDonald and Mr. Struzeski, will become employees of SLSC.  The terms of the existing employment agreements between Nytis Exploration Company and (i) Mr. McDonald and (ii) Mr. Struzeski contain severance pay or separation allowances on termination of employment.  It is anticipated that, following the Effective Time, SLSC will enter into employment agreements with Mr. McDonald and Mr. Struzeski with substantially similar terms, including provisions for severance pay or separation allowances on termination of employment.

Nytis Exploration Company LLC Employment Agreements:
Steve M. Ferris
Richard Finucane
Mark D. Pierce
Cathy G. Raygoza

Schedule 5.8(g)

Schedule 5.10(b)
to
Agreement and Plan of Merger
dated as of January 31, 2011
by and among
St. Lawrence Seaway Corporation, St. Lawrence Merger Sub, Inc.
and
Nytis Exploration (USA) Inc.

It is customary in the oil and gas industry that the seller of oil and gas assets retains liability for claims arising under Environmental Laws for periods prior to the date of sale.  Nytis (USA) and the Nytis (USA) Subsidiaries have followed this custom in connection with the sale of their oil and gas assets.  However, neither Nytis (USA) nor the Nytis (USA) Subsidiaries has received any notice asserting claims for liability under Environmental Laws.

Schedule 5.10(b)

Schedule 6.1(b)
to
Agreement and Plan of Merger
dated as of January 31, 2011
by and among
St. Lawrence Seaway Corporation, St. Lawrence Merger Sub, Inc.
and
Nytis Exploration (USA) Inc.

SLSC Stockholder	Number of Common Stock Shares
Bernard Zimmerman & Co. Inc. 18 High Meadow Road Weston, Connecticut 06883	75,000 Shares and an additional 250,000 Shares underlying outstanding warrants
Daniel L. Nir 4 East 66th Street, Fifth Floor New York, New York 10065	18,750 Shares
Joel M. Greenblatt 245 Middleneck Road Sands Point, New York 11050	81,251 Shares

Schedule 6.1(b)

Schedule 7.3(i)
to
Agreement and Plan of Merger
dated as of January 31, 2011
by and among
St. Lawrence Seaway Corporation, St. Lawrence Merger Sub, Inc.
and
Nytis Exploration (USA) Inc.

Patrick R. McDonald
Bryan H. Lawrence
Peter A. Leidel
David H. Kennedy
Paul G.  McDermott

Schedule 7.3(i)